                                                                    EXHIBIT 2.2



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 ADAPTEC, INC.,
                        INCAT SYSTEMS SOFTWARE USA, INC.
                         ISS SYSTEMS ACQUISITION CORP.
                          AND CERTAIN SHAREHOLDERS OF
                        INCAT SYSTEMS SOFTWARE USA, INC.

                                 JULY 25, 1995

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1

2.       The Merger         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3
         2.1     Merger; Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3
         2.2     Closing    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3
         2.3     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3
         2.4     Tax-Free Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4

3.       Effect of Merger on the Capital Stock of the Constituent Corporations; Exchange of
         Certificates; Earnout Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4

         3.1     Exchange of Stock; Rights to Earnout Payments  . . . . . . . . . . . . . . . . . . . . . . .            4
         3.2     Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         3.3     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         3.4     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5
         3.5     Taking of Necessary Action; Further Action . . . . . . . . . . . . . . . . . . . . . . . . .            6
         3.6     Earnout Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6

4.       Securities Act Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            9

         4.1     Securities Act Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            9
         4.2     Stock Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            9
         4.3     Shareholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10

5.       Representations and Warranties of Incat  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10

         5.1     Organization, Qualification, and Corporate Power . . . . . . . . . . . . . . . . . . . . . .           10
         5.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10
         5.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
         5.4     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
         5.5     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
         5.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
         5.7     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12
         5.8     Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12
         5.9     Events Subsequent to Most Recent Fiscal Year End . . . . . . . . . . . . . . . . . . . . . .           12
         5.10    Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14
         5.11    Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
         5.12    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
         5.13    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
         5.14    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
         5.15    Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      PAGE
                                                                                                                      ----
         5.16    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18
         5.17    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18
         5.18    Notes and Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
         5.19    Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
         5.20    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
         5.21    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
         5.22    Product Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
         5.23    Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21
         5.24    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21
         5.25    Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21
         5.26    Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           23
         5.27    Environment, Health, and Safety  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           23
         5.28    Certain Business Relationships With Incat  . . . . . . . . . . . . . . . . . . . . . . . . .           25
         5.29    No Adverse Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           25
         5.30    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           25

6.       Representations and Warranties of Adaptec and Acquisition Sub  . . . . . . . . . . . . . . . . . . .           25

         6.1     Organization of Adaptec  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           26
         6.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           26
         6.3     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           26
         6.4     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           27
         6.5     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           27
         6.6     No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
         6.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
         6.8     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
         6.9     Information Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
         6.10    Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
         6.11    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28

7.       Pre-Closing Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           29

         7.1     General    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           29
         7.2     Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           29
         7.3     Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           29
         7.4     Preservation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           29
         7.5     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           29
         7.6     Notice of Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
         7.7     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
         7.8     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
         7.9     Preparation of the Information Statement . . . . . . . . . . . . . . . . . . . . . . . . . .           30

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      PAGE
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
         7.10    Solicitation of Written Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
         7.11    Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30

8.       Post-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31

         8.1     General    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31
         8.2     Litigation Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31
         8.3     Transition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31
         8.4     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31
         8.5     Incat Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           32

9.       Conditions to Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           32

         9.1     Conditions to Adaptec's Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . .           32
         9.2     Conditions to Incat's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           34

10.      Survival of Representations, Warranties and Covenants; Indemnification . . . . . . . . . . . . . . .           35

         10.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           35
         10.2    Indemnification Provisions for Benefit of Adaptec  . . . . . . . . . . . . . . . . . . . . .           35
         10.3    Procedure for Indemnification Claims; Matters Involving Third Parties  . . . . . . . . . . .           36
         10.4    Exclusivity of Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           36

11.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37

         11.1    Termination of the Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
         11.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37

12.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37

         12.1    Press Releases and Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . .           37
         12.2    No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         12.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         12.4    Succession and Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         12.5    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         12.6    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         12.7    Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
         12.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           39
         12.9    Forum Selection; Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         12.10   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         12.11   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                      PAGE
                                                                                                                      ----
         12.12   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         12.13   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         12.14   Incorporation of Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         12.15   Shareholders' Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
         12.16   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41

13.      Location of Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41

         EXHIBITS

         Exhibit 5         Incat Disclosure Schedule
         Exhibit 6         Adaptec Disclosure Schedule
         Exhibit 4.3       Shareholders Agreement
         Exhibit 7.8(a)    List of Key Employees
         Exhibit 7.8(b)    Employment Agreement
         Exhibit 9.1(b)    Asset Purchase Agreement
         Exhibit 9.1(j)    Opinion of Counsel for Incat and Shareholders
         Exhibit 9.1(o)    General Release
         Exhibit 9.2(h)    Opinion of Counsel for Adaptec

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is entered into as of July 25, 1995, by and among ADAPTEC, INC., a California corporation ("Adaptec"), INCAT SYSTEMS SOFTWARE USA, INC., a California corporation ("Incat"), ISS Acquisition Corp., a Delaware corporation and a wholly-owned Acquisition Sub of Adaptec ("Acquisition Sub"), and Fabrizio Caffarelli, Rossella de Peverelli and Whitney G. Lynn (the "Majority Shareholders"). Adaptec, Incat, Acquisition Sub and the Majority Shareholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."


                                    RECITALS

         A. Pursuant to the Agreement and Plan of Merger in the form attached hereto as Exhibit 2.1 providing for the merger of Incat into Acquisition Sub pursuant to the California General Corporation Law, the shares of Common Stock of Incat, without par value, issued and outstanding immediately prior to the effective time of the Merger will be converted into shares of Common Stock of Adaptec plus the contingent right to receive cash and additional shares of Common Stock of Adaptec pursuant to Section 3.6 hereof.

         B. The Parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to serve as conditions precedent to the consummation of the merger of Incat into Acquisition Sub.

         C. The respective Boards of Directors of Adaptec, Incat and Acquisition Sub have approved and adopted this Agreement, and the agreement is intended to be a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto do hereby agree as follows:


                                   AGREEMENT

         1. Certain Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement, the location of which is set forth in Section 12 hereof.

         "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is entered into as of July 25, 1995, by and among ADAPTEC, INC., a California corporation ("Adaptec"), INCAT SYSTEMS SOFTWARE USA, INC., a California corporation ("Incat"), ISS Acquisition Corp., a Delaware corporation and a wholly-owned Acquisition Sub of Adaptec ("Acquisition Sub"), and Fabrizio Caffarelli, Rossella de Peverelli and Whitney G. Lynn (the "Majority Shareholders"). Adaptec, Incat, Acquisition Sub and the Majority Shareholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."


                                    RECITALS

         A. Pursuant to the Agreement and Plan of Merger in the form attached hereto as Exhibit 2.1 providing for the merger of Incat into Acquisition Sub pursuant to the California General Corporation Law, the shares of Common Stock of Incat, without par value, issued and outstanding immediately prior to the effective time of the Merger will be converted into shares of Common Stock of Adaptec plus the contingent right to receive cash and additional shares of Common Stock of Adaptec pursuant to Section 3.6 hereof.

         B. The Parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to serve as conditions precedent to the consummation of the merger of Incat into Acquisition Sub.

         C. The respective Boards of Directors of Adaptec, Incat and Acquisition Sub have approved and adopted this Agreement, and the agreement is intended to be a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto do hereby agree as follows:


                                   AGREEMENT

         1. Certain Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vise versa). Certain other terms are defined in the text of this Agreement, the location of which is set forth in Section 12 hereof

         "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "Business Condition" means the current business, financial condition, results of operations and assets of such corporate entity.

         "Confidential Information" means any information concerning the business and affairs of Incat or its subsidiaries that is designated by Incat as confidential except for information which (i) was known to, or had been (or was in the process of being) independently developed by, Adaptec or an Affiliate of Adaptec prior to the receipt thereof from Incat; (ii) was at the time of disclosure by Incat a matter of public knowledge through no fault of Adaptec or an Affiliate of Adaptec; or (iii) was or hereafter is obtained by Adaptec or an Affiliate of Adaptec from a third party under no duty of confidentiality to Incat or its subsidiaries.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation, retirement plan, severance plan or similar plan or arrangement;
(b) Employee Pension Benefit Plan; (c) Employee Welfare Benefit Plan; (d) Multiemployer Plan; and (e) any other nonqualified plan providing welfare benefits, including but not limited to medical, dental, life insurance and disability benefits.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Gross Negligence" consists of an intentional act, or the failure to perform a duty, with reckless disregard for the consequences of such act or failure.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, drawings, specifications, customer and supplier lists, pricing and cost information, financial information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Material Adverse Effect" shall mean a material adverse effect on the Business Condition of the parent corporation and its subsidiaries.

         "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37) and Code Sec. 414(f).

         "Ordinary, Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         2.      The Merger.

                 2.1 Merger; Effective Time of the Merger. Subject to the terms and conditions of this Agreement, Incat will be merged with and into Acquisition Sub (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL"). In accordance with the provisions of this Agreement, a certificate of merger in such form as is required by, and executed in accordance with, the DGCL, shall be filed with the Delaware Secretary of State and the California Secretary of State in accordance with the DGCL and the CGCL on the Closing Date (as defined in Section 2.2) and each issued and outstanding share of Common Stock, without par value, of Incat ("Incat Common Stock"), shall be converted into shares of Common Stock, $.001 par value, of Adaptec ("Adaptec Common Stock") in the manner contemplated by Section 3. The Merger shall become effective at the time of the filing of such certificate of merger with the Delaware Secretary of State (the date of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of such filing being hereinafter referred to as the "Effective Time of the Merger").

                 2.2 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in
Section 9 (the "Closing Date"), at the offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, unless a different date or place is agreed to by the Parties.

                 2.3 Effect of the Merger. At the Effective Time of the Merger, (i) the separate existence of Incat shall cease and Incat shall be merged with and into Acquisition Sub (Incat and Acquisition Sub are sometimes referred to herein as the "Constituent Corporations" and Acquisition Sub after the Merger is sometimes referred to herein as the "Surviving Corporation"),
(ii) the Certificate of Incorporation of Acquisition Sub shall be the Certificate of Incorporation of the Surviving Corporation (except that the name of Acquisition Sub will be changed to Incat Systems Software USA, Inc.), (iii) the Bylaws of Acquisition Sub shall be the Bylaws of the Surviving Corporation.
(iv) the directors of Acquisition Sub shall be the directors of the Surviving Corporation,

(v) the officers of Acquisition Sub shall be the officers of the Surviving Corporation and (vi) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

                 2.4 Tax-Free Reorganization. The Merger is intended to qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         3. Effect of Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Earnout Payments.

                 3.1 Exchange of Stock; Rights to Earnout Payments. As of the Effective Time of the Merger, each share of Incat Common Stock that is issued and outstanding immediately prior to the Effective Time of the Merger (other than shares, if any, held by persons exercising dissenters' rights in accordance with Chapter 13 of the California General Corporation Law ("Dissenting Shares") as provided for in Section 3.2 below), shall, by virtue of the Merger and without any action on the part of the Incat shareholders, be converted into (i) that number of shares of Adaptec Common Stock as is determined by dividing 385,078 by the total number of shares of Incat Common Stock that are issued and outstanding immediately prior to the Effective Time of the Merger (the "Exchange Ratio") plus (ii) the right to receive Earnout Payments as provided in Section 3.6 of this Agreement.

                 3.2 Dissenters' Rights. If holders of Incat Common Stock are entitled to dissenters' rights at the Effective Time of the Merger under
Section 1300 et seq. of the California General Corporation Law, the shares as to which dissenters' rights are available ("Dissenting Shares") shall not be converted into Adaptec Common Stock on or after the Effective Time of the Merger, but shall instead be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California General Corporation Law. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of Section 1300 et seq. of the California General Corporation Law, becomes entitled to payment of the value of shares of Incat Common Stock held by such Dissenting Shareholder shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time of the Merger, to deliver shares of Adaptec Common Stock to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, the Surviving Corporation shall issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of Incat Common Stock, the shares of Adaptec Common Stock to which such Dissenting Shareholder is then entitled under this Section 3.2 and Section 1300 et seq. of the California General Corporation Law. The Surviving Corporation will pay all sums due to holders of Dissenting Shares on account of such shares.

                 3.3 Fractional Shares. No fractional share of Adaptec Common Stock shall be issued in the Merger, including the Earnout Payments pursuant to Section 3.6 below. In lieu thereof, each holder of shares of Incat Common Stock who would otherwise be entitled to receive a fraction of a share of Adaptec Common Stock shall receive from Adaptec an amount of cash (rounded to the nearest whole cent) equal to the product of the fraction of a share of Adaptec Common Stock to which such holder would otherwise be entitled, multiplied by $31.1625. For the purpose of determining fractional shares, all shares of Adaptec Common Stock to be issued to any Incat shareholder shall be aggregated.

                 3.4      Exchange of Certificates.

                          (a)     Exchange Agent.  Prior to the Closing Date,
Adaptec shall appoint Chemical Trust Company of California to act as the exchange agent (the "Exchange Agent") in the Merger.

                          (b)     Adaptec to Provide Adaptec Common Stock.
Promptly after the Effective Date of the Merger (but in no event later than ten business days thereafter), Adaptec shall make available for exchange in accordance with this Section 3, through such reasonable procedures as Adaptec may adopt, the shares of Adaptec Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Incat Common Stock.

                          (c)     Exchange Procedures.  Within ten days after
the Effective Date of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date of the Merger represented outstanding shares of Incat Common Stock (the "Certificates") whose shares are being converted into Adaptec Common Stock pursuant to Section 3.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Adaptec may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Adaptec Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Adaptec with the reasonable concurrence of the former Incat shareholders, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Adaptec Common Stock to which the holder of Incat Common Stock is entitled pursuant to Section 3.1 hereof. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Incat Common Stock which is not registered on the transfer records of Incat, the appropriate number of shares of Adaptec Common Stock may be delivered to a transferee if the Certificate representing such Incat Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. From and after the Effective Date of the Merger, until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed for all corporate purposes to evidence the number of shares of Adaptec Common Stock into which the shares of Incat Common Stock represented by such Certificate have been converted and shall have the rights with respect thereto as provided by the DCGL.

                          (d)     No Further Ownership Rights in Capital Stock
of Incat. All Adaptec Common Stock delivered upon the surrender for exchange of shares of Incat Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Incat Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Incat Common Stock which were outstanding immediately prior to the Effective Date of the Merger. If, after the Effective Date of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.4, provided that the presenting holder is listed on Incat's shareholder list as a holder of Incat Common Stock.

                 3.5 Taking of Necessary Action; Further Action. Adaptec, Incat and Acquisition Sub and the Majority Shareholders shall take all such action as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either Incat or the Acquisition Sub, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

                 3.6      Earnout Payments.

                          (a)     Schedule of Earnout Payments.  Subject to
Section 3.6(c) below, on or before the forty-fifth day following the end of each fiscal quarter during the fiscal years ending June 30, 1996, 1997, 1998 and 1999 (each an "Earnout Payment Date"), Adaptec shall pay to the shareholders of record of Incat immediately prior to the Effective Time of the Merger whose shares of Incat Common Stock were converted into shares of Adaptec Common Stock as a result of the Merger an aggregate amount (each, an "Earnout Payment") calculated as provided below:

                                  (i)      1996 Earnout Payments.  The Earnout
Payments for the fiscal year ending June 30, 1996 will be calculated as follows:

                                        (A)     The Earnout Payment for the
fiscal quarter ended September 30, 1995 will equal (1) 25% of the Surviving Corporation Revenue (as defined below) for such fiscal quarter up to $11,100,000; plus (2) 20% of such Surviving Corporation Revenue above $11,100,000, minus (3) $80,000.

                                        (B)     The Earnout Payment for the
fiscal quarter ending December 31, 1995 will equal (1) 25% of the Surviving Corporation Revenue for such fiscal quarter up to $11,100,000 in Year-to-Date Surviving Corporation Revenue; plus (2) 20% of such Surviving Corporation Revenue above $11,100,000 in Year-to-Date Surviving Corporation Revenue; minus (3) $110,000.

                                        (C)     The Earnout Payment for the
fiscal quarter ending March 31, 1996 will equal (1) 25% of the Surviving Corporation Revenue in such fiscal quarter up to $11,100,000 in Year-to-Date Surviving Corporation Revenue; plus (2) 20% of such Surviving Corporation Revenue above $11,100,000 in Year-to-Date Surviving Corporation Revenue, minus
(3) $140,000.

                                        (D)     The Earnout Payment for the
fiscal quarter ending June 30, 1996 will equal (1) 25% of the Surviving Corporation Revenue for such fiscal quarter up to $11,100,000 in Year-to-Date Surviving Corporation Revenue; plus (2) 20% of such Surviving Corporation Revenue above $11,100,000 in Year-to-Date Surviving Corporation Revenue; minus
(3) $170,000.

                                  (ii)     1997 Earnout Payments.  The Earnout
Payments for each fiscal quarter during the fiscal year ending June 30, 1997 will equal (A) 20% of the Surviving Corporation Revenue for such fiscal quarter up to $23,250,000 in Year-to-Date Surviving Corporation Revenue, plus (B) 17% of such Surviving Corporation Revenue above $23,250,000 in Year-to-Date Surviving Corporation Revenue, minus (C) $200,000.

                                  (iii)    1998 Earnout Payments.  The Earnout
Payments for each fiscal quarter during the fiscal year ending June 30, 1998 will equal (A) 17% of the Surviving Corporation Revenue for such fiscal quarter up to $34,650,000 in Year-to-Date Surviving Corporation Revenue, plus (B)
14.5% of such Surviving Corporation Revenue above $34,650,000 in Year-to-Date Surviving Corporation Revenue, minus (C) $250,000.

                                  (iv)     1999 Earnout Payment.  The Earnout
Payments for each fiscal quarter during the fiscal year ending June 30, 1999 will equal (A) 14.5% of the Surviving Corporation Revenue for such fiscal quarter, minus (B) $350,000.

Under no circumstances will the total of all Earnout Payments exceed
$45,200,000.

                          (b)     Surviving Corporation Revenue.  For purposes
of this Agreement, the term "Surviving Corporation Revenue" shall mean revenue derived by Adaptec and the Surviving Corporation from sales and licenses of Incat Products as follows:

                                  (i)      Stand Alone Products.  All amounts
derived from sales and licenses for Incat Products distributed on a stand alone basis minus Qualified Offsets. As used herein "Qualified Offsets" shall mean
(i) amounts attributable to support, maintenance, training, consulting and other services relating thereto, (ii) all taxes or governmental charges (excluding only income or franchise taxes), (iii) transportation, handling, insurance, special packaging or other administrative charges separately invoiced or paid by the customer, (iv) discounts, refunds, rebates, returns or other credits.

                                  (ii)     Bundled Products - Third Parties.
All amounts derived from licensing Incat Products to third party OEMs minus Qualified Offsets.

                                  (iii)    Bundled Products - Adaptec.  For all
Adaptec products which (i) incorporate an Incat Product in its entirety or (ii) are developed and marketed solely for the CD-R mastering software market, an amount equal to seventy-five percent (75%) of the most favored pricing offered to third party OEMs for Incat Products.

                                  (iv)     Derivative Products.  Surviving
Corporation Revenue shall be deemed to include an amount (the "Base License Amount") equal to $1,500,000 for the fiscal year ending June 30, 1996, $1,800,000 for the fiscal year ending June 30, 1997, $2,100,000 for the fiscal year ending June 30, 1998, and $2,400,000 for the fiscal year ending June 30, 1999, which amounts shall entitle Adaptec to use, modify, incorporate or distribute (i) those certain Incat Products known as Magic Lantern and EZ CD-Lite currently licensed by Adaptec and all versions thereof, updates, revisions and derivatives therefrom, including, without limitation, localized versions and (ii) any portion (but not all) of an Incat Product in Adaptec products. The Base License Amount shall be included in Surviving Corporation Revenue for each such fiscal year, whether or not Adaptec in fact uses any portion of an Incat Product, and no further amounts will be included in Surviving Corporation Revenue for any such use, modification, incorporation or distribution by Adaptec.

                                  As used in this Agreement, the term "Incat
Product" shall mean any software product (i) developed or owned by Incat prior to the Closing, and (ii) developed and owned by Adaptec after the closing which is based on a software product developed or owned by Incat prior to the Closing.

                                  As used in this Agreement, the term
"Year-to-Date Surviving Corporation Revenue" shall mean, as of any date during any fiscal year, the amount of Surviving Corporation Revenue generated since the beginning of such fiscal year.

                          (c)     Nature of Earnout Payments.  The first
$11,800,000 of the total amount constituting the Earnout Payments shall be paid in cash by check. All subsequent amounts constituting Earnout Payments shall be paid in the form of Adaptec Common Stock. Notwithstanding the Earnout Payment schedule set forth in Section 3.6(a) above, in the event that an Earnout Payment for any of the first three quarters of any fiscal year is required to be paid (in whole or in part) in Adaptec Common Stock, Adaptec may, in its sole discretion, defer payment of such Adaptec Common Stock until the Earnout
Payment Date for the fourth quarter of such fiscal year. For purposes of calculating the amount of Adaptec Common Stock to be included in an Earnout Payment, the value of each share of Adaptec Common Stock shall be the average closing trading price per share on the Nasdaq National Market for the five (5) trading days preceding the date which is 10 days prior to the applicable
Earnout Payment Date.

                          (d)     Mechanics of Payment Each Earnout Payment
shall be made to the persons who were holders of record of Incat Common Stock immediately prior to the Effective Time of the Merger and whose shares of Incat Common Stock were converted into shares of Adaptec Common Stock in the Merger as follows: each such holder of Incat Common Stock shall receive in respect of such Incat Common Stock an amount in cash or Adaptec Common Stock, as the case may be, equal to the Earnout Payment multiplied by a fraction, the numerator of which is the number of shares of Incat Common Stock held by such holder immediately prior to the Effective Time of the Merger, and the denominator of which is the total number of shares of Incat Common Stock outstanding immediately prior to the Effective Time of the Merger. No fractional shares of Adaptec Common Stock will be issued with Earnout Payments, and the value of such fractional shares will be paid in cash pursuant to the valuation formula set forth in Section 3.6(c).

                          (e)     Conduct of Adaptec's Business.  Nothing in
this Agreement shall affect Adaptec's ability to operate its business and the business of the Surviving Corporation in a manner that Adaptec deems advisable. Without limiting the foregoing, nothing in this Agreement shall obligate Adaptec to operate its business or the businesses of the Surviving Corporation in such a manner as to generate or maximize Surviving Corporation Revenue.

         The shares of Adaptec Common Stock issued in connection with the Merger and the Earnout Payments are referred to collectively as the "Merger Consideration."

         4.      Securities Act Compliance.

                 4.1 Securities Act Exemption. The issuance of the Adaptec Common Stock in the Merger shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption contained in Section 4(2) of the Securities Act.

                 4.2 Stock Restrictions. The certificates representing the shares of Adaptec Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Adaptec's transfer agent), which legend shall be removed in connection with the registration of such shares under the terms of the Shareholders Agreement (as defined below), stating substantially as follows:

                          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR INCAT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                 4.3 Shareholders Agreement. The Incat shareholders (other than any shareholders who are eligible to become Dissenting Shareholders as described in Section 3.2 of this Agreement and who elect not to enter into such an agreement as described herein) shall duly execute and deliver to Adaptec on or before the Closing Date, an agreement in the form of Exhibit 4.3 attached hereto (the "Shareholders Agreement"), setting forth, among other things, certain restrictions upon the transferability of Adaptec Common Stock in compliance with the Securities Act, representations in connection with the continuity of interest requirement under the Code and certain registration rights with respect to the Adaptec Common Stock to be issued in the Merger.

         5. Representations and Warranties of Incat. Incat hereby represents and warrants to Adaptec and Acquisition Sub that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the disclosure schedule delivered by Incat to Adaptec on the date hereof (and initialed by Adaptec), a copy of which is attached hereto as Exhibit 5 (referred to herein as the "Incat Disclosure Schedule") and except for events occurring in the Ordinary Course of Business of Incat between the date of this Agreement and the Closing Date, which events are not material individually or in the aggregate, do not violate any of the covenants or agreements of Incat, and are disclosed to Adaptec by means of an updated Incat Disclosure Schedule not less than two days prior to the Closing. The Incat Disclosure Schedule will be arranged in paragraphs, corresponding to the lettered and numbered paragraphs contained in this Section 5.

                 5.1 Organization, Qualification, and Corporate Power. Incat is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Incat is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Incat has full corporate power and authority, and has all necessary licenses and permits, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 5 of the Incat Disclosure Schedule lists the directors and officers of Incat. The operations now being conducted by Incat have not been conducted under any other name during the past five (5) years.

                 5.2 Authorization. Incat has full power and authority to execute and deliver this Agreement, and, subject to receipt of the requisite approvals of its shareholders, to consummate the transactions contemplated hereunder and to perform its obligations hereunder and no other proceedings on the part of Incat are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of Incat, enforceable against Incat in accordance with its terms and conditions. Incat need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                 5.3      Capitalization.

                          (a)     Capital Stock.  The entire authorized capital
stock of Incat consists of 40,000,000 shares of Common Stock, 8,475,000 of which are issued and outstanding, and 20,000,000 shares of Preferred Stock, without par value, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective shareholders as set forth in Section 5.3(a) of the Incat Disclosure Schedule. All of the outstanding shares of capital stock have been offered, issued and sold by Incat in compliance with applicable Federal and state securities laws.

                          (b)     No Other Rights or Agreements. Section 5.3(b)
of the Incat Disclosure Schedule lists all of the holders of options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other rights that could require Incat to issue, sell or otherwise cause to become outstanding any of its capital stock (the "Stock Rights"), and if determinable, the number of shares of Incat Common Stock subject to such Stock Rights. Except as set forth in Section 5.3(b) of the Incat Disclosure Schedule, there are no other outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Incat. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Incat.

                 5.4 Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Incat or any of its subsidiaries is subject or any provision of their respective charters or bylaws, or (B) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, franchise permit or other arrangement to which Incat or any of its subsidiaries is a party or by which any of them are bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of their assets).

                 5.5 Fees. Neither Incat nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, agent or attorney with respect to the transactions contemplated by this Agreement.

                 5.6 Financial Statements. Section 5.6 of the Incat Disclosure Schedule contains the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income as of and for the fiscal years ended December 31, 1993 and, December 31, 1994 (the "Most Recent Fiscal Year End") for Incat; and (ii) unaudited balance sheet and statement of income (the "Most Recent Financial Statements") as of and for the five (5) month period ended May 31, 1995 (the "Most Recent Fiscal Period End") for Incat. The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Incat as of such dates and the consolidated results of operations of Incat as for such periods, provided, however, that the Most Recent Financial Statements lack footnotes and certain other presentation items and are subject to normal year end adjustments. The books of account of Incat reflect as of the dates shown thereon substantially all items of income and expenses, and all assets, liabilities and accruals of Incat required to be reflected therein, in accordance with generally accepted accounting principles consistently applied.

                 5.7      Subsidiaries.  Incat has no subsidiaries.

                 5.8 Title to Assets. Incat has good and marketable title to, or a valid leasehold interest in, the properties and assets (including, without limitation, all Intellectual Property) used by it, located on its premises, or shown on the balance sheet contained within the Most Recent Financial Statements (the "Most Recent Balance Sheet") or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. No Person other than Incat will own at the time of the Closing any assets or properties currently utilized in or reasonably necessary to the operations or business of Incat or situated on any of the premises of Incat. There are no existing contracts, agreements, commitments or arrangements with any Person to acquire any of the assets or properties of Incat (or any interest therein) except for this Agreement and those contracts entered into during the Ordinary Course of Business for the sale of products and services to customers of Incat.

                 5.9 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Period End, there has not been any material adverse change in the Business Condition of Incat. Without limiting the generality of the foregoing, since that date:

                          (a)     Incat has not sold, leased, transferred, or
assigned any assets or properties, tangible or intangible, outside the Ordinary Course of Business;

                          (b)     except for those agreements, contracts,
leases and commitments identified in Section 5.17 of the Incat Disclosure Schedule, Incat has not entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively an "Incat Agreement") or extended or modified the terms of any Incat Agreement which (i) involves the payment of greater than $10,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of Incat other than in the Ordinary Course of Business, (iii) involves the sale of any material assets, (iv) involves any OEM relationship, or (v) involves any exclusive or extraordinary license of Incat's technology;

                          (c)     no party (including Incat) has accelerated,
terminated, made modifications to, or canceled any agreement, contract, lease, or license to which Incat is a party or by which it is bound and Incat has not modified, canceled or waived or settled any debts or claims held by it, outside the Ordinary Course of Business, or waived or settled any rights or claims of a substantial value, whether or not in the Ordinary Course of Business;

                          (d)     none of the assets of Incat, tangible or
intangible, has become subject to any Security Interest;

                          (e)     Incat has not made any capital expenditures
except in the Ordinary Course of Business and not exceeding $10,000 in the aggregate of all such capital expenditures;

                          (f)     Incat has not made any capital investment in,
or any loan to, any other Person;

                          (g)     Incat has not created, incurred, assumed,
prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness;

                          (h)     Incat has not granted any license or
sublicense of any rights under or with respect to any Intellectual Property;

                          (i)     there has been no change made or authorized
in the charter or bylaws of Incat;

                          (j)     Incat has not issued, sold, or otherwise
disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                          (k)     Incat has not declared, set aside, or paid
any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                          (l)     Incat has not experienced any damage,
destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000 in the aggregate of all such damage, destruction and losses;

                          (m)     Incat has not suffered any repeated,
recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services;

                          (n)     Incat has not made any loan to, or entered
into any other transaction with, or paid any bonuses (except for the bonuses Incat intends to pay to its option holders to permit them to exercise their Stock Rights in advance of the Closing) in excess of an aggregate of $10,000 to, any of its Affiliates, directors, officers, or employees or their Affiliates, and, in any event, any such transaction was on fair and reasonable terms no less favorable to Incat than would be obtained in a comparable arm's length transaction with a Person which is not such a director, officer or employee or Affiliate thereof,

                          (o)     Incat has not entered into any employment
contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                          (p)     Incat has not granted any increase in the
base compensation of any of its directors or officers, or, except in the Ordinary Course of Business, any of its employees;

                          (q)     Incat has not adopted, amended, modified, or
terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit
Plan);

                          (r)     Incat has not made any other change in
employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business;

                          (s)     Incat has not suffered any adverse change or
any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or dealers;

                          (t)     Incat has not suffered any adverse change or
any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its major suppliers;

                          (u)     Incat has not received notice or had
knowledge of any actual or threatened labor trouble or strike, or any other occurrence, event or condition of a similar character;

                          (v)     Incat has not changed any of the accounting
principles followed by it or the method of applying such principles;

                          (w)     Incat has not made a change in any of its
banking or safe deposit arrangements;

                          (x)     Incat has not entered into any transaction
other than in the Ordinary Course of Business; and

                          (y)     Incat has not committed to any of the
foregoing.

                 5.10 Undisclosed Liabilities. Incat has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) of a character which, under GAAP, should be accrued, shown or disclosed on a balance sheet of Incat, except for (i) liabilities set forth on the Most Recent Balance Sheet, (ii) liabilities which have arisen after the Most Recent Fiscal Period End in the Ordinary Course of Business, and (iii) liabilities arising out of the transactions contemplated by this Agreement.

                 5.11 Legal Compliance. Incat has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against, or received by, any governmental body alleging any failure to so comply. The licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations that are listed on Section 5.11 of the Incat Disclosure Schedule are the only governmental authorizations that are necessary for the operations of Incat as they are presently conducted.

                 5.12     Tax Matters.

                          (a)     For purposes of this Agreement, "Taxes" means
all federal, state, municipal, local or foreign income, gross receipts, windfall profits, severance, property, production sales, use, value added, license, excise, franchise, employment, withholding, capital stock, levies, imposts, duties, transfer and registration fees or similar taxes or charges imposed on the income, payroll, properties or operations of Incat, together with any interest, additions or penalties, deficiencies or assessments with respect thereto and any interest in respect of such additions or penalties.

                          (b)     Incat has filed all reports and returns with
respect to any Taxes ("Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all respects, and no such Tax Returns are currently the subject of audit. All Taxes owed by Incat (whether or not shown on any Tax Return) were paid in full when due or are being contested in good faith and are supported by adequate reserves on the Most Recent Financial Statements. Incat has provided adequate reserves on its Financial Statements for the payment of any taxes accrued but not yet due and payable. Incat is not currently the beneficiary of any extension of time within which to file any Tax Return, and Incat has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                          (c)     There is no dispute or claim concerning any
Tax liability of Incat either (A) claimed or raised by any authority in writing or (B) based upon personal contact with any agent of such authority. There are no tax liens of any kind upon any property or assets of Incat, except for inchoate liens for taxes not yet due and payable.

                          (d)     Incat has not filed a consent under Sec.
341(f) of the Internal Revenue Code of 1986, as amended (the "Code") concerning collapsible corporations. Incat has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments as a result of the consummation of the Merger that Will not be deductible under Code Sec. 280G. Incat has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(l)(A)(ii). Incat is not a party to any tax allocation or sharing agreement. Incat (A) has not been a member of any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local, or foreign law (in " Affiliated Group") filing a consolidated federal Income Tax Return (other than a group the common parent of which was Incat) and (B) has no any liability for the taxes of any Person (other than any of Incat and its Subsidiaries) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                          (e)     The unpaid Taxes of Incat (A) did not, as of
the Most Recent Fiscal Period End, exceed by any amount the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Incat in filing its Tax Returns.

                 5.13     Properties.

                          (a)     Incat owns no real property.

                          (b)     Section 5.13 of the Incat Disclosure Schedule
lists and describes briefly all real property leased or subleased to Incat. Incat has delivered to Adaptec correct and complete copies of the leases and subleases listed in Section 5.13 of the Incat Disclosure Schedule (as amended to date), with respect to each lease and sublease listed in Section 5.13 of the Incat Disclosure Schedule to the knowledge of Incat:

                                  (i)      the lease or sublease is legal,
valid, binding, enforceable, and in full force and effect in all respects;

                                  (ii)     no party to the lease or sublease is
in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                  (iii)    no party to the lease or sublease
has repudiated any provision thereof;

                                  (iv)     there are no disputes, oral
agreements, or forbearance programs in effect as to the lease or sublease;

                                  (v)      Incat has not assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                                  (vi)     all facilities leased or subleased
thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

                 5.14     Intellectual Property.

                          (a)     Incat has not interfered with, infringed
upon, misappropriated or violated any Intellectual Property rights of third parties in any respect, and has not received since its inception any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Incat must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of Incat.

                          (b)     Section 5.14(b) of the Incat Disclosure
Schedule identifies each patent or registration which has been issued to Incat or any Affiliate of Incat with respect to any of the Intellectual Property used in Incat's business, identifies each pending patent application or application for registration which Incat or any Affiliate of Incat has made with respect to any of the Intellectual Property used in Incat's business, and identifies each license, agreement, or other permission which Incat or any Affiliate of Incat has granted to any third party with respect to any of the Intellectual Property used in Incat's business (together with any exceptions). Incat has delivered to Adaptec correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).
Section 5.14(b) of the Incat Disclosure Schedule also identifies (i) each trade name or unregistered trademark used by Incat or any Affiliate of Incat in connection with any of its businesses and (ii) each unregistered copyright owned by Incat or any Affiliate of Incat with respect to Intellectual Property used in Incat's business. With respect to each item of Intellectual Property required to be identified in Section 5.14(b) of the Incat Disclosure Schedule:

                                  (i)      Incat possesses, or will possess
prior to the Closing, all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                  (ii)     the item is legal and valid and in
full force and effect and is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                  (iii)    no action, suit, proceeding,
hearing, investigation, charge, complaint, claim, or demand is pending or threatened in writing which challenges the legality, validity, enforceability, use or ownership of the item; and

                                  (iv)     Incat has never agreed to indemnify
any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                          (c)     Section 5.14(c) of the Incat Disclosure
Schedule identifies each item of Intellectual Property that any third party owns and that Incat uses pursuant to license, sublicense, agreement, or permission. Incat has delivered to Adaptec correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 5.14(c) of the Incat Disclosure Schedule:

                                  (i)      the license, sublicense, agreement
or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all respects;

                                  (ii)     no party to the license, sublicense,
agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                                  (iii)    no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof; and

                                  (iv)     Incat has not granted any sublicense
or similar right with respect to the license, sublicense, agreement, or permission.

                 5.15 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Incat owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are usable in the Ordinary Course of Business.

                 5.16 Inventory. All of the inventory of Incat, which consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, is usable, merchantable and fit for the purpose for which it was procured or manufactured, and none of such inventory is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Incat.

                 5.17 Contracts. Section 5.17 of the Incat Disclosure Schedule lists the following contracts, agreements, commitments and other arrangements to which Incat is a party or by which Incat or any of its assets is bound:

                          (a)     any agreement (or group of related
agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $12,000 per annum;

                          (b)     any agreement (or group of related
agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

                          (c)     any agreement for the purchase of supplies,
components, products or services from single source suppliers, custom manufacturers or subcontractors;

                          (d)     any agreement concerning a partnership or
joint venture;

                          (e)     any agreement (or group of related
agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                          (f)     any agreement concerning confidentiality,
noncompetition or restraint of trade;

                          (g)     any agreement with any Incat shareholder or
any of such shareholder's Affiliates (other than Incat) or with any Affiliate of Incat;

                          (h)     any profit sharing, stock option, stock
purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                          (i)     any collective bargaining agreement;

                          (j)     any agreement for the employment of any
individual on a full-time, part-time, consulting, or other basis;

                          (k)     any agreement under which it has advanced or
joined any amount to any of its directors, officers, and employees;

                          (l)     any agreement under which the consequences of
a default or termination could have a Material Adverse Effect;

                          (m)     any agreement with any original equipment
manufacturer entered into or performed by Incat since its inception;

                          (n)     any agreement pursuant to which Incat is
obligated to provide maintenance, support or training for its products;

                          (o)     any standard form agreement used by Incat,
including, but not limited to, any purchase order, statement of standard terms and conditions of sale, or employment offer letter;

                          (p)     any agreement pursuant to which any of
Incat's products is manufactured; and

                          (q)     any other agreement (or group of related
agreements) the performance of which involves consideration in excess of $5,000 or which is expected to continue for more than six months from the date hereof.

Incat has delivered to Adaptec a correct and complete copy of each written agreement listed in Section 5.17 of the Incat Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 5.17 of the Incat Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all respects, (B) no party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party has repudiated any provision of the agreement; and (D) Incat does not have any reason to believe that the service called for thereunder cannot be supplied in accordance with its terms and without resulting in a loss to any of Incat.

                 5.18 Notes and Accounts Receivable. All notes and accounts receivable of Incat, all of which are reflected properly on the books and records of Incat, are valid receivables subject to no setoffs, defenses or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subect only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Incat.

                 5.19 Power of Attorney. There are no outstanding powers of attorney executed on behalf of Incat.

                 5.20 Insurance. Incat has delivered to Adaptec copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which Incat is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects (and there has been no notice of cancellation or nonrenewal of the policy received); (B) neither Incat nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any provision thereof; and (D) there has been no failure to give any notice or present any claim under the policy in due and timely fashion.
Section 5.20 of the Incat Disclosure Schedule describes any self-insurance arrangements presently maintained by Incat.

                 5.21 Litigation. Section 5.21 of the Incat Disclosure Schedule sets forth each instance in which Incat (or any of its assets) (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is or has been since its inception a party, or, to the knowledge of Incat, is threatened to be made a party, to any action, suit, proceeding, hearing, arbitration, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the knowledge of Incat, there are no facts or circumstances which would form the basis of any claim against Incat.

                 5.22 Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by Incat have conformed in all respects with all applicable contractual commitments and all express and implied warranties, and Incat has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, other than in the Ordinary Course of Business in aggregate amount not exceeding $10,000. Substantially all of the products manufactured, sold, leased, and delivered by Incat are subject to standard terms and conditions of sale or lease. Section 5.17(o) of the Incat Disclosure
Schedule includes copies of the standard terms and conditions of sale or lease for Incat (containing applicable guaranty, warranty, and indemnity provisions).

                 5.23 Product Liability. Incat has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Incat.

                 5.24 Employees. No executive, key employee, or significant group of employees has advised any executive officer of Incat that he, she or they plan to terminate employment with Incat during the next 12 months. Incat is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Incat has not committed any unfair labor practice. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Incat.

                 5.25     Employee Benefits.

                          (a)     Section 5.25(a) of the Incat Disclosure
Schedule lists each Employee Benefit Plan that Incat maintains or to which Incat contributes or is obligated to contribute.

                                  (i)      Each such Employee Benefit Plan (and
each related trust, or fund established by Incat) complies in form and in operation in all respects with their terms, the applicable requirements of ERISA, the Code, and other applicable laws.

                                  (ii)     All required reports and
descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Sec. 4980B have been met in all respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. No event has occurred and no condition exists with respect to any Employee Benefit Plan that would subject Incat to any tax under Code Sections 4972, 4976 or 4979 or to a fine under ERISA Sections 502(i) or 502(l).

                                  (iii)    All contributions, premiums or other
payments (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Benefit Plan and all contributions, premiums or other payments for any period ending on or before the Closing Date which are not yet due shall been paid to each such Employee Benefit Plan or shall be accrued in accordance with the custom and practice of Incat.

                                  (iv)     Each such Employee Benefit Plan
which is an Employee Pension Benefit Plan and which is intended to qualify under Code Sec. 401(a), has received a favorable determination letter from the Internal Revenue Service with respect to the qualification of the plan under Code Section 401(a) and the exemption of any corresponding trust under Code
Section 501, unless the Internal Revenue Service is deemed to have approved the form of such Plan under applicable IRS Revenue Procedures. A copy of such determination letters have been provided to Adaptec and nothing has occurred since the date of each such determination letter that would cause such Employee Pension Benefit Plan to lose its ability to rely on such letter. Each Employee Pension Benefit Plan has been restated to comply with the 1986 Tax Reform Act and subsequent applicable tax legislation to the extent required by governing tax law. A copy of any determination letters applicable to such restatement which have been received by Incat has been provided to Adaptec.

                                  (v)      Neither Incat nor any other Person
or entity under common control with Incat within the meaning of Section 414(b),
(c) or (m) of the Code and the regulations thereunder has now or at any previous time, maintained, established, sponsored, participated in, or contributed to, any Employee Pension Benefit Plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. No Employee Welfare Benefit Plan or other Employee Benefit Plan providing welfare benefits is funded with a trust or other funding vehicle, other than insurance policies or contracts with a health maintenance organization or similar health care delivery entity.

                                  (vi)     Incat has delivered to Adaptec
correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each maintained Employee Benefit Plan. The terms of any such documentation or other communication do not prohibit Adaptec from amending or terminating any such Employee Benefit Plan.

                          (b)     With respect to each Employee Benefit Plan
that Incat, and/or any controlled group of corporations within the meaning of Code Sec. 1563 (a "Controlled Group of Corporations") which includes Incat, maintains or ever has maintained or to which any of them contributes, ever contributed, or ever has been required to contribute:

                                  (i)      There have been no prohibited
transactions within the meaning of ERISA Sec 406 and Code Sec. 4975 with respect to any such Employee Benefit Plan. No fiduciary within the meaning of ERISA Sec. 3(21) (a "Fiduciary"), has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

                          (c)     Except as disclosed in Schedule 5.25(c) of
the Incat Disclosure Schedule, Incat does not maintain or contribute to, has never maintained or contributed to, and has never been required to contribute to, any Employee Welfare Benefit Plan or any other Employee Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B or Part 6 of Subtitle B of Title I of ERISA).

                          (d)     There is no liability in connection with any
Employee Benefit Plan that is not fully disclosed or provided for on the Most Recent Balance Sheet for which disclosure would be required under generally accepted accounting principles.

                          (e)     No Employee Benefit Plan or Incat has any
liability to any plan participant, beneficiary or other person by reason of the payment of benefits or the failure to pay benefits with respect to benefits under or in connection with any such Employee Benefit Plan, other than claims in the normal administration of such plans.

                 5.26 Guaranties. Incat is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

                 5.27     Environment, Health, and Safety.

                          (a)     For purposes of this Agreement, the following
terms have the following meanings:

                 "Environmental, Health, and Safety Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, plans, injunctions, judgments, decrees, requirements or rulings now or hereafter in effect, imposed by any governmental authority regulating, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety, or employee health and safety, concerning any Hazardous Materials or Extremely Hazardous Substances, as such terms as defined herein, or otherwise regulated, under any Environmental, Health and Safety Laws. The term "Environmental, Health and Safety Laws" shall include, without limitation the Clean Water Act (also known as the Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-4, 99, 100 Stat.

1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section
651 et seq., all as amended, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

                          "Extremely Hazardous Substance" means a substance on
the list described in Section 302 (42 U.S.C. Section 11002(a)(2)) of the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., as amended.

                          "Hazardous Material" means any material or substance
that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, hazardous material, hazardous substance or contaminant under any Environmental, Health and Safety Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental, Health and Safety Laws, or which is or contains petroleum, gasoline, diesel fuel or other petroleum hydrocarbon product.

                          (b)     Each of Incat and its predecessors and
Affiliates (A) has complied with the Environmental, Health, and Safety Laws in all respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, directive or notice has been filed or commenced against any of them alleging any such failure to comply), (B) has obtained and been in substantial compliance with all of the terms and conditions of all permits, licenses, certificates and other authorizations which are required under the Environmental, Health, and Safety Laws, and (C) has complied in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws.

                          (c)     Incat has no liability (whether known or
unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and none of Incat and its predecessors and Affiliates has handled or disposed of any Hazardous Materials or extremely Hazardous Substances, arranged for the disposal of any Hazardous Materials or Extremely Hazardous Substances, exposed any employee or other individual to any Hazardous Materials or Extremely Hazardous Substances, or owned or operated any property or facility in any manner that could give rise to any liability, for damage to any site, location, surface water, groundwater, land surface or subsurface strata, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                          (d)     No Extremely Hazardous Substances are
currently, or have been, located at, on, in, under or about all properties and equipment used in the business of Incat and its predecessors and Affiliates.

                          (e)     No Hazardous Materials are currently located
at, on, in, under or about all properties and equipment used in the business of Incat and its predecessors and Affiliates in a manner which violates any Environmental, Health and Safety Laws or which requires cleanup or corrective action of any kind under any Environmental, Health and Safety Laws.

                 5.28 Certain Business Relationships With Incat. Neither the shareholders of Incat nor any director or officer of Incat, nor any member of their immediate families, nor any Affiliate of any of the foregoing, owns, directly or indirectly, or has an ownership interest in (a) any business (corporate or otherwise) which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with Incat, or
(b) any business (corporate or otherwise) which conducts the same business as, or a business similar to, that conducted by Incat.

                 5.29 No Adverse Developments. There is no development (exclusive of general economic factors affecting business in general) or, to Incat's knowledge, threatened development affecting Incat (or affecting customers, suppliers, employees, and other Persons which have relationships with Incat) that (i) is having or is reasonably likely to have a Material Adverse Effect on Incat, or (ii) would prevent Adaptec from conducting the business of the Surviving Corporation following the Closing in the manner in which it was conducted or planned to be conducted by Incat prior to the Closing.

                 5.30 Full Disclosure. No representation or warranty in this Section 5 or in any document delivered by any Shareholder or Incat pursuant to the transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to Adaptec pursuant hereto or in connection with this Agreement contains any untrue statement of a material fact, or omits to state any fact necessary to make any statement herein or therein not materially misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general) which Incat has not disclosed to Adaptec in writing and which is having or may have a Material Adverse Effect on Incat. Incat has delivered to Adaptec true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the Incat Disclosure Schedule.

         6. Representations and Warranties of Adaptec and Acquisition Sub. Adaptec and Acquisition Sub jointly and severally represent and warrant to Incat that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6), except as set forth in the disclosure schedule delivered by Adaptec and Acquisition Sub to Incat on the date hereof (and initialed by Adaptec, Acquisition Sub and Incat), a copy of which is attached hereto as Exhibit 6 (referred to herein as the "Adaptec Disclosure Schedule") and except for events occurring in the Ordinary Course of Business of Adaptec and Acquisition Sub between the date of this Agreement and the Closing Date, which events are not material individually or in the aggregate, do not violate any of the covenants or agreements of Adaptec or Acquisition Sub, and are disclosed to Incat by means of an updated Adaptec Disclosure

Schedule not less than two days prior to the Closing. The Adaptec Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 6.

                 6.1 Organization of Adaptec. Each of Adaptec and Acquisition Sub is a corporation duly organized validity existing, and in good standing under the laws of the State of California.

                 6.2      Capitalization.

                          (a)     As of March 31, 1995, the authorized capital
stock of Adaptec consisted of (i) 1,000,000 shares of Preferred Stock, $.001 par value, none of which are outstanding and (ii) 200,000,000 shares of Common Stock, of which 51,677,301 shares were issued and outstanding, 10,427,089 shares were reserved for issuance pursuant to Adaptec's employee and director stock plans, and 120,000,000 shares were reserved for issuance under Adaptec's Shareholder Rights Plan. The authorized capital stock of Acquisition Sub consists of 100 shares of Common Stock, $.001 par value, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Adaptec's and Acquisition Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 6.2, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Adaptec or any of its subsidiaries or obligating Adaptec or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Adaptec or any of its subsidiaries.

                          (b)     The shares of Adaptec Common Stock to be
issued pursuant to Section 3.1 of this Agreement are duly authorized and reserved for issuance, and the shares of Adaptec Common Stock to be issued pursuant to Section 3.6 of this Agreement will be duly authorized, and in each case upon issuance thereof will be validly issued, fully paid and nonassessable and, subject to notice of issuance, shall be approved for listing on the Nasdaq National Market.

                 6.3 Authorization. Adaptec and Acquisition Sub each has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform its obligations hereunder and no other proceedings are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of Adaptec and Acquisition Sub, enforceable against Adaptec and Acquisition Sub in accordance with its terms and conditions. Adaptec has full corporate power and authority to execute and deliver the Shareholders Agreement. The Shareholders Agreement constitutes the valid and binding obligation of Adaptec, enforceable against Adaptec in accordance with its terms and conditions. Neither Adaptec nor Acquisition Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                 6.4 Noncontravention. Neither the execution and the delivery of this Agreement and, to the extent applicable, the Shareholders Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Adaptec or Acquisition Sub is subject or any provision of their respective charters or bylaws, or (B) (i) conflict with,
(ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Adaptec or any of its subsidiaries or Acquisition Sub is a party or by which any of them is bound or to which any of their assets is subject.

                 6.5      SEC Filings; Financial Statements.

                          (a)     Adaptec has filed all forms, reports and
documents required to be filed with the SEC since March 31, 1994, and has heretofore delivered to Incat, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal year ended March 31, 1994 and 1995, (ii) its Quarterly Reports on Form 10-Q for the periods ended June 30, 1994, September 30, 1994 and December 31, 1994, (iii) all proxy statements relating to Adaptec's meetings of stockholders (whether annual or special) held since March 31, 1994, (iv) all other reports filed by Adaptec with the SEC since March 31, 1994 and (v) all amendments and supplements to all such reports and registration statements, including Adaptec's Annual Report filed pursuant to Rule 14a-3 promulgated under the Exchange Act, filed by Adaptec with the SEC (collectively, the "Adaptec SEC Reports"). The Adaptec SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Adaptec's subsidiaries is required to file any forms, reports or other documents with the SEC.

                          (b)     Each of the consolidated financial statements
(including, in each case, any related notes thereto) contained in the Adaptec SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Adaptec and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

                          (c)     Adaptec has heretofore furnished to Incat a
complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Adaptec with the SEC pursuant to the Securities Act or the Exchange Act.

                 6.6 No Undisclosed Liabilities. Neither Adaptec nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are in the aggregate material to the business, operations or financial condition of Adaptec and its subsidiaries taken as a whole, except liabilities adequately reserved for in the balance sheet included in Adaptec's Annual Report on Form 10-K for the year ended March 31, 1995 (the "Adaptec Balance Sheet") or incurred since March 31, 1995 in the ordinary course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

                 6.7 Absence of Certain Changes or Events. Since December 31, 1994, Adaptec and its subsidiaries have conducted their respective businesses in the Ordinary Course of Business, and since such date, there has not occurred any change in the financial condition, results of operations, business or prospects of Adaptec, or any development that would reasonably be expected to have a Material Adverse Effect on Adaptec.

                 6.8 Absence of Litigation. Other than as disclosed in the Adaptec SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Adaptec, threatened against Adaptec or any of its subsidiaries, or any properties or rights of Adaptec or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a Material Adverse Effect on Adaptec.

                 6.9 Information Statement. The information supplied by Adaptec for inclusion in the Information Statement (as defined below) shall not, on the date the Information Statement is first mailed to the Incat shareholders, and at the Effective Time of the Merger, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time of the Merger any event relating to Adaptec, Acquisition Sub or any of their respective affiliates, officers or directors should be discovered by Adaptec or Acquisition Sub which should be set forth in a supplement to the Information Statement, Adaptec; or Acquisition Sub will promptly inform Incat. Notwithstanding the foregoing, Adaptec and Acquisition Sub make no representation or warranty with respect to any information supplied by Incat which is contained in any of the foregoing documents.

                 6.10 Brokers' Fees. Neither Adaptec nor Acquisition Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Incat could become liable or obligated.

                 6.11 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Adaptec or Acquisition Sub to Incat in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. There is no event, fact or condition that materially and adversely affects the business, assets (including intangible assets), financial condition, results of operations or prospects of Adaptec and its subsidiaries taken as a whole, or that reasonably could be expected to do so, that has not been set forth in this Agreement or in the Adaptec Disclosure Schedule.

         7. Pre-Closing Covenants. With respect to the period between the execution of this Agreement and the earlier of the termination of this Agreement and the Effective Time of the Merger:

                 7.1 General. Each of the Parties will use their reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 9 below).

                 7.2 Notices and Consents. Incat will give any notices to third parties and will use its reasonable best efforts to obtain any third party consents that Adaptec reasonably may request in connection with the matters identified in Section 5.4 of the Incat Disclosure Schedule. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters identified in Section 5.4 of the Incat Disclosure Schedule. Notwithstanding the foregoing, nothing in this Section 7.2 shall be construed to require any Party to transfer or assign rights or other assets to a Person who is not a Party.

                 7.3 Operation of Business. Incat and its subsidiaries will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or except as disclosed in Section 5.9 of the Incat Disclosure Schedule. Without limiting the generality of the foregoing, Incat and its subsidiaries will not (i) cause or permit any amendment to their Articles of Incorporation or Bylaws, (ii) issue any capital stock or issue or grant any options, warrants or rights to acquire any capital stock (other than in connection with the exercise of stock options outstanding on the date of this Agreement) or (iii) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.9 above. In addition, Incat and its subsidiaries will comply with all laws, statutes, ordinances, rules, regulations and orders applicable to their or to the conduct of their businesses, except for violations that would not subject Incat or its subsidiaries to a penalty or loss that would constitute a Material Adverse Effect on Incat.

                 7.4 Preservation of Business. Incat and its subsidiaries will use their best efforts to keep their respective businesses and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees,

                 7.5 Access to Information. Incat will permit Adaptec and its representatives to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Incat and its subsidiaries, to the business and operations of Incat and its subsidiaries. Neither such access, inspection and furnishing of information to Adaptec and its representatives, nor any investigation by Adaptec and its representatives, shall in any way diminish or otherwise effect Adaptec's right to rely on any representation or warranty made by Incat hereunder. All information received or made available to Adaptec and its representatives pursuant to this Section 7.5 shall be subject to and deemed covered by the terms of the Non-Disclosure Agreement dated May 10, 1995 between Adaptec and Incat.

                 7.6 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 5 or Section 6 above. No disclosure by any Party pursuant to this Section 7.6, however, shall be deemed to amend or supplement the Incat Disclosure Schedule or the Adaptec Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                 7.7 Best Efforts. Adaptec, Incat and Acquisition Sub will each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

                 7.8 Employment Agreements. Prior to the Effective Time of the Merger, Incat will use its best efforts to obtain an employment agreement and covenant not to compete (the "Employment Agreement") in the form attached hereto as Exhibit 7.8(a) with the persons listed on Exhibit 7.8(b) attached hereto and with those other key employees designated by Adaptec following the date hereof

                 7.9 Preparation of the Information Statement. As promptly as practicable after the date hereof, Incat will prepare an information statement to be delivered to the shareholders and option holders of Incat for purposes of soliciting their consent to the Merger (the "Information Statement"). The Information Statement shall be in form reasonably satisfactory to Adaptec and its counsel. Adaptec will take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Adaptec Common Stock in the Merger.

                 7.10 Solicitation of Written Consents. Incat will solicit the written consent to the Merger from each of the shareholders and option holders of Incat as soon as practicable following the execution of this Agreement, and shall use its best efforts to obtain such consent. The Board of Directors of Incat will recommend unanimously in the Information Statement the approval of the Merger by the Incat shareholders.

                 7.11 Exclusivity. None of the Majority Shareholders nor Incat will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Incat or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (d) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any

Person to do or seek any of the foregoing. None of the Majority Shareholders will transfer or offer to transfer any of their Incat Common Stock. None of the Majority Shareholders will vote their Incat Common Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange.

         8. Post-Closing Covenants. With respect to the period following the Effective Time of the Merger:

                 8.1 General. In case at any time after the Effective Time of the Merger any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10 below).

                 8.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time of the Merger involving Incat or (B) arising out of Adaptec's operation of the business of the Surviving Corporation following the Effective Time of the Merger in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the party, its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 10 below). Notwithstanding the foregoing, each of the Majority Shareholders agrees that for a period of three years following the Effective Time of the Merger, such Majority Shareholder shall provide to Adaptec the assistance described in the preceding sentence at the sole expense of such Majority Shareholder.

                 8.3 Transition. None of the Majority Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Incat from maintaining the same business relationships with the Surviving Corporation after the Effective Time of the Merger as it maintained with Incat prior to the Effective Time of the Merger.

                 8.4 Confidentiality. Each of the Majority Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Adaptec or destroy, at the request and option of Adaptec, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Majority Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Person will notify Adaptec promptly of the request or requirement so that Adaptec may seek an appropriate protective order or waive compliance with the provisions of this Section 8.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Majority Shareholders and directors and officers of Incat is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Confidential Information to the tribunal; provided, however, that such disclosing Person shall use its reasonable best efforts to obtain, at the reasonable request of Adaptec, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Adaptec shall designate. In the event that anything in this Section 8.4 is inconsistent with any provision of an Employment Agreement, the terms of such Employment Agreement shall prevail.

                 8.5 Incat Employees. Except for the Incat employees who will be executing Employment Agreements, current employees of Incat and Incat Italy, the Surviving Corporation or any Adaptec subsidiary following the Closing will be subject to Adaptec's standard employment terms and practices; provided, however, that in the event of termination for other than cause, such employees shall be entitled to salary continuation until March 31, 1996.
Except as otherwise prohibited, these employees will be eligible to participate in all standard Adaptec benefit plans based upon seniority determined by their respective dates of hire by Incat except for the Adaptec Sabbatical Program for which eligibility will be determined based on the Closing Date. Employees of Incat as of the Effective Time shall be permitted to participate in the Adaptec Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Incat).

         9.      Conditions to Obligation to Close.

                 9.1 Conditions to Adaptec's Obligation to Close. The obligation of Adaptec and Acquisition Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                          (a)     the representations and warranties set forth
in 5 above (supplemented in the case of Section 5 by the updated Incat Disclosure Schedule permitted under Section 5) shall be true and correct in all respects at and as of the Closing Date.

                          (b)     In-cat Systems Srl ("Incat Italy") and a
subsidiary of Adaptec shall have entered into an Asset Purchase Agreement in substantially the form attached hereto as Exhibit 9.1(b) (the "Asset Purchase Agreement").

                          (c)     Incat shall have performed and complied with
all of its covenants hereunder in all respects through the Closing;

                          (d)     all of the Stock Rights listed in Section
5.3(b) of the Incat Disclosure Schedule will have been exercised or terminated;

                          (e)     Incat shall have procured all of the third
party consents specified in Section 7.2 above;

                          (f)     no action, suit, or proceeding shall be
pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect materially and adversely the right of Adaptec to control the Surviving Corporation following the Effective Time of the Merger, or (D) affect adversely the right of Incat or the Surviving Corporation to own its assets (including without limitation its intellectual property assets) and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused or will likely cause any of the effects under clause (A), (B), (C), or (D) of this Section 9.1(f) to occur.

                          (g)     the Chief Financial Officer of Incat shall
have delivered to Adaptec a certificate to the effect that each of the conditions specified above in Sections 9.1(a) to 9.1(f) (inclusive) is satisfied in all respects;

                          (h)     the Parties shall have received all
authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5.4 above or disclosed in a corresponding
Section in the Incat Disclosure Schedule;

                          (i)     each of the employees of Incat listed on
Exhibit 7.8(b) attached hereto shall have executed and delivered an Employment Agreement and such agreement shall be in full force and effect;

                          (j)     Adaptec shall have received from counsel to
Incat and the Incat shareholders an opinion in form and substance as set forth in Exhibit 9.1(j) attached hereto, addressed to Adaptec, and dated as of the Closing Date;

                          (k)     this Agreement and the Merger will have been
approved by the vote of the holders of 100% of the outstanding Common Stock of Incat, and no such shareholder shall have exercised or be eligible to exercise any dissenters' rights with respect to the Merger;

                          (l)     all actions to be taken by the Majority
Shareholders and Incat in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Adaptec; and its counsel;

                          (m)     each officer and director of Incat shall have
executed and delivered a general release of any claims against Incat and its successors in the form attached hereto as Exhibit 9.1(m);

                          (n)     the Incat shareholders and Adaptec shall have
entered into the Shareholders Agreement.

                          (o)     Fabrizio Caffarelli and Incat Italy shall
have executed assignments to Incat of certain Intellectual Property owned by them and used in Incat's business, which assignments shall be in a form satisfactory to Adaptec.

                 Adaptec may waive any condition (in whole or in part) specified in this Section 9.1 if it executes a writing so stating at or prior to the Closing.

                 9.2 Conditions to Incat's Obligation. The obligation of Incat to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                          (a)     the representations and warranties of Adaptec
and Acquisition Sub set forth in Section 6 above shall be true and correct in all respects at and as of the Closing Date;

                          (b)     Adaptec shall have performed and complied
with all of its covenants hereunder in all respects through the Closing;

                          (c)     no action, suit, or proceeding shall be
pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused or will likely cause any of the effects under clause (A) or (B) of this Section 9.2(c) to occur;

                          (d)     the Chief Financial Officer or other duly
authorized officer of Adaptec shall have delivered to Incat a certificate to the effect that each of the conditions specified above in Sections 9.2(a) to 9.2(c) (inclusive) is satisfied in all respects;

                          (e)     the Incat shareholders and Adaptec shall have
entered into the Shareholders Agreement, as defined in Section 4.3 above;

                          (f)     the Parties shall have received all other
authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5.4 above;

                          (g)     Adaptec and the employees of Incat listed on
Exhibit 7.8.(b) hereto shall each have executed and delivered an Employment Agreement and such agreement shall be in full force and effect;

                          (h)     Incat shall have received from counsel to
Adaptec an opinion in form and substance as set forth in Exhibit 9.2(h) attached hereto, addressed to Incat, and dated as of the Closing Date;

                          (i)     the shares of Common Stock to be issued
pursuant to Section 3.1 shall have been approved for quotation on the Nasdaq National Market, upon official notice of issuance thereof.

                          (j)   Adaptec shall have paid deferred salaries to,
and certain pre-existing indebtedness evidenced by promissory notes in favor of, Fabrizio Caffarelli and Whitney Lynn in the aggregate amounts of $80,000 and $30,000, respectively.

                          (k)     all actions to be taken by Adaptec in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Incat and its counsel.

                 Incat may waive any condition (in whole or in part) specified in this Section 9.2 if it executes a writing so stating at or prior to the Closing.

         10. Survival of Representations, Warranties and Covenants; Indemnification.

                 10.1 Survival. All of the representations and warranties of the Parties contained in Sections 5 and 6 shall survive the Closing
(even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year following the Closing (the "Survival Termination Date"). The covenants and agreements in this Agreement shall survive except to the extent they are specifically limited by their terms.

                 10.2     Indemnification Provisions for Benefit of Adaptec.
In the event Incat breaches any of its representations, warranties, agreements or covenants contained herein or Incat Italy breaches any of its representations, warranties, agreements or covenants contained in the Asset Purchase Agreement, provided that Adaptec makes a written claim for indemnification in the manner provided for in this Section 10 on or prior to the Survival Termination Date, then, subject to Section 10.4 below, the Majority Shareholders agree, jointly and severally, to indemnify, defend and hold harmless Adaptec from and against the entirety of any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") Adaptec may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                 10.3 Procedure for Indemnification Claims; Matters Involving Third Parties.

                          (a)     In the event that Adaptec (the "Indemnified
Party") makes a claim against any Majority Shareholder (the "Indemnifying Party") for indemnification under Section 10.2(a) (a "Claim"), it shall notify the Shareholders' Representative in writing as to the existence and amount of the Claim (the "Claim Notice"). If the Indemnifying Person with respect to such Claim disputes the existence or the amount of such Claim, the Indemnifying Person shall notify the Indemnified Person in writing (with reasonable specificity) within thirty (30) days following the Indemnifying Person's receipt of the Claim Notice (the "Response Notice"). Upon such an exchange of written notification, the parties will negotiate in good faith for up to thirty
(30) days or such other period of time as the parties mutually agree in an effort to resolve their differences with respect to such Claim. If no Response Notice is received by the Indemnified Person within thirty (30) days of the Indemnifying Person's receipt of the Claim Notice or if the parties have not resolved their differences with the aforementioned thirty (30) day negotiation period, then the Indemnified Party shall be entitled to reduce the portions of the Earnout Payments otherwise payable to the Majority Shareholders pursuant to
Section 3.6 by the amount of the Claim.

                          (b)     If any third party shall notify the
Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a Claim against any Indemnifying Party under this Section 10, the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                          (c)     The Indemnified Party may defend against, and
consent to tile entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner such Indemnified Party reasonably may deem appropriate (and such Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10. Notwithstanding the foregoing sentence, counsel for any Indemnifying Party shall be permitted to monitor the Indemnified Party's defense of a Third Party Claim for the purpose of advising the Indemnifying Party of the status and progress of the defense. Any such activity shall be at the sole expense of the Indemnifying Party.

                 10.4 Exclusivity of Remedy. Adaptec's sole recourse following the Closing for any breach by Incat of any representation, warranty, agreement or covenant contained herein, or any breach by Incat Italy of any representation, warranty, agreement or covenant contained in the Asset Purchase Agreement, shall be the recovery of indemnification payments under this Section 10 by set-off to the portions of the Earnout Payments payable to the Majority Shareholders, which payments shall not exceed $1,200,000 in the aggregate and which shall be pro rata to the Majority Shareholders based on their respective holdings of Incat Common Stock immediately prior to the Merger.

         11.     Termination.

                 11.1 Termination of the Agreement. Certain of the Parties may terminate this Agreement as provided below:

                          (a)     Adaptec and Incat may terminate this
Agreement as to all Parties by mutual written consent at any time prior to the Closing;

                          (b)     Adaptec may terminate this Agreement by
giving written notice to Incat and the Majority Shareholders at any time prior to the Closing (A) in the event either of Incat or the Majority Shareholders has breached any representation, warranty, or covenant contained in this Agreement in any respect, Adaptec has notified Incat and the Majority Shareholders of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before September 1, 1995, by reason of the failure of any condition precedent under Section 9.1 hereof (unless the failure results primarily from Adaptec: itself breaching any representation, warranty, or covenants contained in this Agreement); and

                          (c)     Incat may terminate this Agreement by giving
written notice to Adaptec and the Majority Shareholders at any time prior to the Closing (A) in the event Adaptec has breached any representation, warranty, or covenant contained in this Agreement in any respect, Incat has notified Adaptec of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before September 1, 1995, by reason of the failure of any condition precedent under Section 9.2 hereof (unless the failure results primarily from Incat itself breaching any representation, warranty, or covenants contained in this Agreement).

                 11.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 12 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 8.4 above shall survive termination.

         12.     Miscellaneous.

                 12.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Adaptec and Incat; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                 12.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the shareholders and option holders of Incat and their respective successors and permitted assigns.

                 12.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                 12.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Adaptec may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Adaptec nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                 12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 12.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 12.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

         If to Adaptec:

                 Adaptec, Inc.
                 691 S. Milpitas Blvd.
                 Milpitas, California 95035
                 Attention: Christopher G. O'Meara
                            Alicia Jayne Moore, Esq.

         Copy to:

                 Wilson, Sonsini, Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304-1050
                 Attention: Henry P. Massey, Jr., Esq.

         If to Incat:

                 Incat Systems Software
                 1684 Dell Avenue
                 Campbell, California 95008
                 Attention: Whitney Lynn
                            Executive Vice President

         Copy to:

                 Brobeck, Phleger & Harrison
                 Spear Street Tower
                 One Market Plaza
                 San Francisco, California 94105
                 Attention: Steven Tonsfeldt, Esq.

         If to the Majority Shareholders:

                 Fabrizio Caffarelli
                 Incat Systems Software
                 1684 Dell Avenue
                 Campbell, California 95008

         Copy to:

                 Brobeck, Phleger & Harrison
                 Spear Street Tower
                 One Market Plaza
                 San Francisco, California 94105
                 Attention: Steven Tonsfeldt, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                 12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                 12.9 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of California. The Parties hereby consent to the jurisdiction of the Superior Court of the State of California and the United States District Courts of California and waive any objections or rights as to forum nonconveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

                 12.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Adaptec, Incat and the Majority Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

                 12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                 12.12 Expenses. Each of Adaptec and Incat will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Majority Shareholders win be responsible for (i) any brokers', finders' or advisory fees payable on behalf of Incat in connection with the Agreement and the transactions contemplated hereby, and
(ii) any legal or accounting fees in excess of $25,000 undertaken on behalf of Incat or its principals in connection with the Agreement and the transactions contemplated hereby.

                 12.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all miles and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                 12.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 12.15 Shareholders Representative. The Majority Shareholders hereby appoint Fabrizio Caffarelli as their agent and representative (the "Shareholders' Agent") for the purposes of (i) representing, acting for and binding each of them for all purposes of this Agreement, including without limitation, the settlement of any controversies or disagreements between Adaptec; and the Majority Shareholders of Incat hereunder; (ii) receiving or giving any notices to or from the Majority Shareholders hereunder; and (iii) communicating with Adaptec or Incat as to any matters relating to this Agreement. In the event Fabrizio Caffarelli is unable, unwilling or unavailable to serve as the

Shareholders' Representative, the Majority Shareholders hereby appoint Whitney Lynn to serve in such capacity, if he is able, willing and available, and if not, someone appointed to serve in such capacity by holders of 51% of the voting power of Incat immediately prior to Closing. Adaptec shall be entitled to presumptively rely without further inquiry upon all acts of, and communications from, the Shareholders' Agent as being the authorized actions and communications of the Shareholders' Agent as approved by the Majority Shareholders. The Shareholders' Agent shall be entitled to take binding action on behalf of the Majority Shareholders upon obtaining the approval of such Majority Shareholders who immediately prior to the Closing owned at least 51% of the voting power of Incat. Each Majority Shareholder hereby further agrees that he will indemnify and hold harmless the Shareholders' Agent for any and all actions taken by the Shareholders' Agent under the provisions of this
Section 12.15.

                 12.16 Attorneys' Fees. If any legal proceeding or other action for fraud or Gross Negligence relating to this Agreement is brought or otherwise initiated, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         13. Location of Definitions. The following table sets forth the Sections of this Agreement in which certain terms are defined:

                                    Term                                     Section
                 --------------------------------------------              ------------
                 Acquisition Sub                                           Introduction
                 Adverse Consequences                                         10.2(a)
                 Affiliate                                                       1
                 Affiliated Group                                             5.12(d)
                 Adaptec                                                        2.1
                 Adaptec Common Stock                                      Introduction
                 Adaptec Disclosure Schedule                                     6
                 Adaptec SEC Reports                                          6.5(a)
                 Certificates                                                 3.4(c)
                 Closing                                                        2.2
                 Closing Date                                                   2.2
                 Code                                                           2.4
                 Confidential Information                                        1
                 Controlled Group of Corporations                             5.2(b)
                 Dissenting Shareholder                                         3.2
                 Dissenting Shares                                              3.2
                 Earnout Payment                                                3.6
                 Earnout Payment Date                                           3.6
                 Exchange Agent                                               3.4(a)
                 Exchange Ratio                                                 3.1
                 Incat                                                    Introduction

                                      Term                                  Section
                 ----------------------------------------------           -----------
                 Incat Disclosure Schedule                                      5
                 Incat Shareholders' Meeting                                  7.10
                 Effective Date of the Merger                                 2.1
                 Effective Time of the Merger                                 2.1
                 Employee Benefit Plan                                          1
                 Employee Pension Benefit Plan                                  1
                 Employee Welfare Benefit Plan                                  1
                 Employment Agreement                                         7.8
                 Environmental, Health and Safety Laws                        5.27(a)
                 ERISA                                                          1
                 Fiduciary                                                    5.25
                 Financial Statements                                         5.6
                 Incat Common Stock                                           2.1
                 Incat Disclosure Schedule                                      5
                 Indemnified Party                                            10.3
                 Information Statement                                        7.9
                 Intellectual Property                                          1
                 Majority Stockholders                                   Introduction
                 Merger                                                       2.1
                 Merger Agreement                                             2.1
                 Merger Consolidation                                         3.6
                 Most Recent Balance Sheet                                    5.8
                 Most Recent Financial Statements                             5.6
                 Most Recent Fiscal Period End                                5.6
                 Most Recent Fiscal Year End                                  5.6
                 Ordinary Course of Business                                    1
                 Party                                                   Introduction
                 Person                                                         1
                 Securities Act                                               4.1
                 Security Interest                                              1
                 Shareholders Agreement                                       4.3
                 Shareholders' Meeting Date                                   7.10
                 Acquisition Sub                                         Introduction
                 Surviving Corporation                                        2.3
                 Surviving Corporation Revenue                               3.6(b)

                                      Term                                    Section
                 --------------------------------------------               -----------
                 Taxes                                                        5.12(a)
                 Tax Returns                                                  5.12(b)
                 Third Party Claim                                             10.3

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                    INCAT SYSTEMS SOFTWARE USA, INC.

        Company:                    By:
                                       ------------------------------------

                                    Title:
                                          ---------------------------------

        Adaptec:                    ADAPTEC, INC.

                                    By:   /s/ S. SUNDARESH
                                       ------------------------------------

                                    Title: Vice President & General Manager
                                          ---------------------------------


        Acquisition Sub:            ISS ACQUISITION CORP.

                                    By:   /s/ CHRISTOPHER G. O'MERA
                                       ------------------------------------

                                    Title: Vice President
                                          ---------------------------------


        Majority Shareholders:
                                    ---------------------------------------
                                    Fabrizio Caffarelli



                                    ---------------------------------------
                                    Rossella de Peverelli



                                    ---------------------------------------
                                    Whitney G. Lynn

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                     INCAT SYSTEMS SOFTWARE USA, INC.

        Company:                     By:      /s/ FABRIZIO CAFFARELLI
                                        ------------------------------------

                                     Title:
                                           ---------------------------------

        Adaptec:                     ADAPTEC, INC.

                                     By:
                                        ------------------------------------

                                     Title:
                                           ---------------------------------


        Acquisition Sub:             ISS ACQUISITION CORP.

                                     By:
                                        ------------------------------------

                                     Title:
                                           ---------------------------------


        Majority Shareholders:       /s/ FABRIZIO CAFFARELLI
                                     ---------------------------------------
                                     Fabrizio Caffarelli


                                     /s/ ROSSELLA DE PEVERELLI
                                     ---------------------------------------
                                     Rossella de Peverelli


                                     /s/ WHITNEY G. LYNN
                                     ---------------------------------------
                                     Whitney G. Lynn

                                  EXHIBIT 4.3

                             SHAREHOLDERS AGREEMENT


         THIS AGREEMENT is made and entered into as of __________, 1995, between Adaptec, Inc., a California corporation ("Adaptec"), and each of the undersigned shareholders (the "Shareholders") of Incat Systems Software USA, Inc., a California corporation ("Incat").


                                    RECITALS

         Adaptec, Incat, ISS Acquisition Corp., a wholly-owned Acquisition Sub of Adaptec ("Acquisition Sub"), and the Shareholders have entered into an Agreement and Plan of Reorganization dated as of __________, 1995 (the "Reorganization Agreement") which provides for the merger (the "Merger") of Incat into Acquisition Sub. Upon the Merger, outstanding shares of Incat Common Stock will be converted into shares of the Common Stock of Adaptec (the "Merger Shares") and rights to receive certain future earnout payments as set forth in the Reorganization Agreement, a portion of which will consist of Common Stock of Adaptec (the "Earnout Shares"). The Earnout Shares, if any, to be issued as part of the 1996 Earnout Payment are referred to herein as the "1996 Earnout Shares." The Merger Shares and the 1996 Earnout Shares are sometimes collectively referred to herein as the "Adaptec Shares." The Adaptec Shares to be so issued have not been registered under the Securities Act of 1933, as amended ("Securities Act") in reliance upon the exemption therefrom contained in Section 4(2) of the Securities Act. Capitalized terms used in this Agreement shall have the same meaning as in the Reorganization Agreement unless the context requires otherwise.

         In consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

         1.      Restricted Stock; Legend.

                 1.1 Each certificate for Adaptec Shares shall be stamped or otherwise imprinted with a legend stating in substance:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                 Such legend shall be removed upon the earlier of (i) the registration of the Adaptec Shares under the Securities Act or (ii) _________, 1998.

                 1.2 In connection with the limitations on disposition with respect to the Adaptec Shares contained in this Agreement, Adaptec will issue stop transfer instructions to its transfer agent with respect to such Shares.

                 1.3 The undersigned Shareholders understand that Adaptec is under no obligation to register the sale, transfer or other disposition of the Adaptec Shares, except as specifically provided in this Agreement.

         2. Shareholder's Representations. The undersigned Shareholder represents, warrants and covenants to Adaptec that:

                 2.1 The undersigned Shareholder will not make any sale, transfer, or other disposition of the Adaptec Shares unless (1) such sale, transfer, or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act; or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of the Adaptec Shares; or (iii) such distribution of the Adaptec Shares has been registered under the Securities Act.

                 2.2 The undersigned Shareholder is aware of Adaptec's business affairs and financial condition and has sufficient information about Adaptec to reach an informed and knowledgeable decision to acquire the Adaptec Shares pursuant to the Reorganization Agreement. The undersigned Shareholder acknowledges he or she has (i) previously received Adaptec's Annual Report for the fiscal years ended March 31, 1993, March 31, 1994, and March 31, 1995; and
(ii) had the opportunity to ask questions and receive answers concerning the Merger. The undersigned Shareholder is acquiring such Adaptec Shares for investment for such Shareholder's own account and not with a view to resale or distribution.

                 2.3 The undersigned Shareholder has no present plan, intention, or arrangement to dispose of any of the Adaptec Shares in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Reg. Section 1.368-1 under the Internal Revenue Code of 1986, as amended.

                 2.4 The undersigned Shareholder acknowledges the advisability of consulting his or her own tax advisor regarding the consequences of the Merger. The undersigned Shareholder acknowledges that The Portola Group will serve as "purchaser representative" (with the meaning of Regulation D promulgated under the Securities Act) with respect to the Merger.

         3. Transfers of Stock. With respect to any disposition or attempted disposition of any Adaptec Shares, the undersigned Shareholder will comply with the following procedure:

                 3.1 With respect to any sale of the Adaptec Shares within the limitations of Rule 144, Adaptec will notify its transfer agent promptly after consummation of the Merger to transfer such Adaptec Shares upon receipt of appropriate documentation.

                 3.2 With respect to a disposition of the Adaptec Shares not registered under the Securities Act other than pursuant to the limitations of Rule 144, the undersigned Shareholder will give prior written notice to Adaptec describing the manner and circumstances of the proposed disposition in sufficient detail to enable Adaptec to evaluate fully whether the proposed disposition of such Shares satisfies the requirements of the Securities Act and this Agreement. Upon receipt of such written notice, Adaptec shall promptly notify the undersigned Shareholder either (i) that the Adaptec Shares may be disposed of in the manner and under the circumstances described, or (ii) that on the basis of the information in the notice Rule 144 does not appear to be available and the Adaptec Shares may not be disposed of prior to the receipt by Adaptec of an opinion of counsel reasonably satisfactory to Adaptec and its counsel to the effect that the proposed deposition of the Adaptec Shares may be effected without registration under the Securities Act, or in lieu thereof, a "no action" letter or other communication from the Commission reasonably satisfactory to Adaptec and its counsel to that effect.

                 3.3 With respect to a disposition of the Adaptec Shares registered under the Securities Act, the undersigned will dispose of such Shares as provided in the applicable registration statement.

         4.    Registration Rights.

                 4.1 Certain Definitions. As used in this Section 4, the following terms shall have the following respective meanings:

                          (i)      The term "Commission" means the Securities
and Exchange commission;

                          (ii)     The term "Form S-3" will refer to the
registration statement of the same name (including successors thereto) prepared for filing with the Commission,

                          (iii)    The term "Holder" means any holder or
transferee of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any public offering;

                          (iv)     The terms "register", "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration;

                          (v)      The term "Registrable Securities" means
(i) the Merger Shares, (ii) the 1996 Earnout Shares, and (iii) any other shares of Common Stock of Adaptec issued in respect to such shares; provided, however, that such shares of Common Stock of Adaptec referred to in (i), (ii) and (iii) above shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

                          (vi)     The term "Restricted Securities" means the
Adaptec Shares required to bear the legend set forth in Section 1. I hereof;
and

                          (vii)    The term "Securities Act" means the
Securities Act of 1933, as amended.

                 4.2 Registration on Form S-3. Adaptec will use its best efforts to prepare and file a registration statement covering the Merger Shares under the Securities Act (whether or not required by law to do so) and to have such registration statement declared effective by October 31, 1995 on Form
S-3. Adaptec will further use its best efforts to prepare and file a registration statement covering the 1996 Earnout Shares under the Securities Act (whether or not required by law to do so) and to have such registration statement declared effective by August 15, 1996. Adaptec's obligation to register the Merger Shares and the 1996 Earnout Shares pursuant to this Section
4.2 shall be subject only to the following:

                          (i)      Adaptec will not be required to effect a
registration pursuant to this Section (x) within 120 days immediately following the effective date of any registration statement pertaining to securities of Adaptec (other than a registration of securities in a Commission Rule 145 transaction or with respect to an employee benefit plan); or (y) if Adaptec shall furnish to the Holders of Registrable Securities a certificate signed by the Chief Executive Officer of Adaptec stating that in the good faith judgment of the Board of Directors of Adaptec, upon the advice of counsel, it would be seriously detrimental to Adaptec and its shareholders for such registration to be effected at such time, in which event Adaptec shall have the right to defer the filing and/or effectiveness of such registration statement for a period of not more than 120 days (but any further delays by Adaptec after such 120 days will not be permitted).

                          (ii)     Adaptec will give notice to all Holders of
Registrable Securities of each registration pursuant to this Section and will provide a reasonable opportunity for such Holders to participate in each registration.

                          (iii)    Subject to the foregoing, Adaptec hereby
represents that it is presently eligible to utilize Form S-3 for the purpose of registering the resale of Restricted Securities.

                 4.3 Registration and Selling Expenses. All expenses incurred in connection with any registration proceeding pursuant to Section 4.2 will be borne by Adaptec.

                 4.4 Registration Procedures. In the case of each registration or qualification effected by Adaptec pursuant to this Section 4, Adaptec will keep each Holder participating therein advised in writing as to the initiation of such registration or qualification and as to the completion thereof. Adaptec will, as expeditiously as possible:

                          (i)      Prepare and file with the Commission a
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the lesser of two years or until the Holders have informed Adaptec in writing that the distribution of their securities has been completed.

                          (ii)     Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                          (iii)    Furnish to the Holders participating in
such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request in order to facilitate the public offering of such securities.

                          (iv)     Notify each seller of Registrable
Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

                          (v)      Use its best efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                          (vi)     Apply for listing and use its best efforts
to list the Registrable Securities being registered on any national securities exchange on which a class of Adaptec's equity securities are listed or, if Adaptec does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

                 4.5 Information by Holder. The Holder or Holders of Registrable Securities included in any registration will furnish to Adaptec such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Adaptec may reasonably request in writing, in connection with any registration, qualification or compliance referred to in this Section 4. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, Adaptec will give each participating Holder and its counsel and accountants, the opportunity to discuss the business of Adaptec with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Adaptec shall not file any registration statement under the Securities Act (whether a Holder is disposing of registrable Securities or not) which contains any reference to any Holder without the prior written consent of Holder, which consent shall not be unreasonably withheld.

                 4.6 No-Action Letter; Letter or Opinion of Counsel in Lieu of Registration. Notwithstanding anything else herein, if Adaptec shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without registration under the Securities Act, particular Holders dispose of Registrable Securities covered by any request made under Section 4.2 in the manner in which they propose to dispose of the Registrable Securities included in such request, or if in the opinion of counsel for Adaptec reasonably concurred in by counsel for such Holders, no registration under the Act is required in connection with such disposition, Adaptec need not comply with such request as to such Holders.

         5. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, Adaptec agrees for a period of three years from the date of this Agreement to use its best efforts to:

                 5.1 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                 5.2 Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Adaptec under the Securities Act and the Securities Exchange Act of 1934, as amended; and

                 5.3 So long as a Shareholder owns any Restricted Securities to furnish to the Shareholder forthwith upon request a written statement by Adaptec as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of Adaptec, and such other reports and documents of Adaptec and other information in the possession of or reasonably obtainable by Adaptec as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

         6. Notices. Except as otherwise provided in this Agreement, all notices or other communications hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid. Until otherwise specified by notice in writing to the other party, such notices, if given to Adaptec, shall be addressed to it at 691 South Milpitas Blvd., Milpitas, CA 95035, Attention: General Counsel; and if given to the undersigned Shareholders, shall be addressed to them at their addresses set forth on the stock records of Adaptec or Adaptec's transfer agent.

         7.      Miscellaneous.

                 7.1 This Agreement shall be binding upon and shall inure to the benefit of Adaptec and the undersigned Shareholders and their respective assigns, transferees and successors in interest.

                 7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law rules, as applied to agreements entered into in California between California residents. The parties expressly stipulate that all litigation under this Agreement shall be brought in the state courts of Santa Clara County, California, or, in matters involving federal jurisdiction, the United States District Court for the Northern District of California. The parties consent to the County of Santa Clara, California, as the appropriate jurisdiction and venue for any such proceedings.

                 7.3 This Agreement may be executed in counterparts. All of such counterparts, taken together, shall constitute a single instrument.

                 7.4 This Agreement and the contents hereof shall not be disclosed in any form by Shareholder to any other person or entity. Shareholder further agrees not to disclose to any other person and to maintain the confidentiality of all non-public information known to him or her concerning the Merger and the transactions in connection therewith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADAPTEC, INC.                             SHAREHOLDERS


By: _____________________________         _____________________________________
                                                        (Signature)
Title: __________________________
                                          _____________________________________
                                                       (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                      (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                          _____________________________________
                                                       (Signature)

                                          _____________________________________
                                                      (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                          SHAREHOLDERS


                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                       (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                      (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                        (Address)

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                                                       (Signature)

                                          _____________________________________
                                                      (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                        (Address)

                                          SHAREHOLDERS


                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                       (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                       (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

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                                                        (Signature)

                                          _____________________________________
                                                       (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                          SHAREHOLDERS


                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                       (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                       (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                        (Address)

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                                                       (Signature)

                                          _____________________________________
                                                      (Printed Name)

                                          _____________________________________


                                          _____________________________________
                                                         (Address)

                                   EXHIBIT 5

                        INCAT SYSTEMS SOFTWARE USA, INC.

                       CONFIDENTIAL DISCLOSURE SCHEDULE

         The following confidential disclosures constitute the Incat Disclosure Schedule as referenced in the Agreement and Plan of Reorganization dated as of July 25, 1995 (the "Merger Agreement") by and among ADAPTEC, INC, a California corporation ("Adaptec"), ISS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Adaptec ("Acquisition Sub"), and INCAT SYSTEMS SOFTWARE USA, INC., a California corporation ("Incat").

         Each of the disclosures set forth in this Disclosure Schedule shall apply to the Section of the Merger Agreement to which such disclosure pertains. All capitalized terms used herein shall, unless the context indicates otherwise, have the definition given to them in the Merger Agreement. The disclosures herein should be read together and are qualified by the other pertinent information contained herein. Copies of agreements, plans, policies, and other documents referred to herein have been made available to Adaptec. Descriptions contained herein of said documents are intended to be summaries and are qualified by the actual terms of said documents.


SECTION 5.1

         Incat was incorporated as a California corporation on September 29, 1993. Incat is qualified to do business only in the State of California.

         The directors and officers of Incat are as follows:

                 Directors:     Fabrizio Caffarelli, Rossella de Peverelli, and
                                Whitney G. Lynn.

                 Officers:      Fabrizio Caffarelli, President
                                Whitney G. Lynn, Executive Vice President,
                                Chief Financial Officer and Secretary
                                Umberto Bassignani, Vice President,
                                Research & Development
                                Jeff Stenehjem, Vice President, Sales

SECTION 5.3(a)

        Shareholders of Incat as of July 25, 1995 are as follows:

        Fabrizio Caffarelli             4,000,000 shares Common
        Rosella de Peverelli            4,000,000 shares Common
        Whitney G. Lynn                   300,000 shares Common
        Umberto Bassignani                150,000 shares Common
        Becky J. White                     25,000 shares Common
                                        ---------
                                        8,475,000

SECTION 5.3(b)

        Schedule 5.3(b), included herewith, provides a list of the current holders of stock options relating to the Common Stock of Incat. It is anticipated that each holder of outstanding stock options will exercise each of such options prior to the consummation of the Merger.

SECTION 5.4

        See Schedule 5.4 attached.

SECTION 5.5

        On February 17, 1995, Incat entered into an agreement with Corum Group Ltd. of Bellevue, Washington for assistance in identifying a potential buyer of the company and structuring and valuing transaction alternatives. Under the terms of that agreement, Incat paid a monthly retainer of $7,500 to Corum from inception of the relationship until the signing of the letter with Adaptec in May 1995. Additionally, the terms of the agreement require Incat to pay a transaction fee based on the following formula: 8% of the first $2 million of transaction consideration; 6% on the next $2 million of transaction consideration; and 4% on any additional transaction consideration. The transaction fee is payable upon the successful consummation of a transaction. The transaction fee was orally amended to a flat rate of 4% of the transaction consideration. Incat intends to satisfy its obligations with respect to this fee by issuing to Corum a sufficient number of shares of Incat's Common Stock such that at the time of closing, Corum will hold 4% of Incat's equity on a fully diluted basis. The issuance of these shares will be contingent upon the consummation of the Merger. Corum will participate pro-rata in the Merger with the holders of Common Stock of Incat.


                                       2.

SECTION 5.6

         Schedule 5.6, included herewith, contains Incat's unaudited balance sheet and statement of income for the fiscal years ended December 31, 1993 and December 31, 1994. Schedule 5.6 also contains unaudited balance sheets and statements of income as of and for the five (5) month period ended May 31, 1995. Incat believes that the Financial Statements have been prepared applying GAAP principles, methods and assumptions, and, while Incat does not strictly comply with GAAP requirements with respect to the presentation of certain of the required financial statements, the Financial Statements present fairly Incat's financial condition and results of operation for the periods indicated.

         In 1994, Incat took a very conservative approach to recognizing royalty revenue as it was not known whether royalties would be a significant part of revenue for the year. Royalties were recognized as revenue after the payment was actually received by Incat. Royalty revenue was spread forward depending upon the royalty period (month, quarter. year).

         For example, a quarterly royalty would be received the month following each quarter end and spread ratably over the following quarter. Thus, royalty revenue was recorded on a one-quarter lag. Similarly, a monthly royalty would be received in the month following each month end and was recognized in the month received. Thus, royalty revenue was recorded on a one-month lag.

         In 1995, Incat realized that royalties were becoming a significant part of monthly revenue and elected to change the method of royalty revenue recognition. Incat accrues royalty revenue actually earned each mouth based an estimate received from the licensee or based on recent trend. An adjustment is made if necessary upon receipt of the payment. Any adjustment is reflected in the month in which the payment is actually received.

         In the first quarter of 1995, there was an overlap of royalty revenues due to the changes in recognition policy.

SECTION 5.8

         All representations set forth in Section 5.8 regarding Incat's ownership of Intellectual Property are qualified in their entirety by the disclosures made in Section 5.14 of this Disclosure Schedule.


                                       3.

SECTION 5.9(c)

         Incat intends to amend each of its outstanding stock option agreements to provide for full acceleration of all vesting schedules, termination of all rights of first refusal and elimination of all escrow arrangements thereunder. The effectiveness of such amendment shall, however, be contingent upon the consummation of the Merger.


SECTION 5.9(f)

         Incat is presently operating under a non-binding letter of intent with Juke Box Information Systems pursuant to which Incat has offered to license certain rights to the use of the source code for Easy-CD Toolkit to Juke Box Information Systems, in consideration for which, Juke Box Information Systems will issue to Incat shares of capital stock representing 10% of Juke Box Information System's equity. This license is subject to negotiation and execution of a final agreement on terms mutually agreeable to the parties.


SECTION 5.9(g)

         As of the date of this Agreement, Incat is indebted to Fabrizio Caffarelli in the aggregate amount of $80,000 (aggregate principal amount of promissory note and $16,000 in accrued salary) and is indebted to Whitney Lynn in the aggregate amount of $30,000 (accrued salary). These amounts shall be repaid in full, together with all accrued interest through July 31, 1995 of $5,771.41 ($1,900.19 owing to Mr. Lynn; $3,870.42 owing to Mr. Caffarelli), in connection with the consummation of the Merger.


SECTION 5.9(i)

         It is anticipated than all Incat option holders will exercise their outstanding options prior to the consummation of the Merger.

         See Section 5.5 of this Disclosure Schedule.

SECTION 5.9(n)

         On January 23, 1995, Incat made a payment of $125,000 on a performance bonus of $150,000 to Fabrizio Caffarelli relating to 1994 operations. On May 5, 1995, Incat made an additional payment of $20,000 to Mr. Caffarelli and, on June 30, 1995, made the final payment of $5,000 to him.



                                       4.

        See Section 5.9(c) of this Disclosure Schedule.

SECTION 5.9(n)

        Acceleration of the options in connection with the Merger will give rise to non-deductible "express parachute payments" as such term is used in
Section 280G of the Code. However, Incat anticipates seeking Shareholders' approval of any such parachute payments in order to comply with the Small Business Corporation exemption to Section 280G of the Code.

SECTION 5.11

        See Section 5.1 of this Disclosure Schedule.

SECTION 5.12(b)

        Incat's federal and California income tax returns for the year ended December 31, 1994 are currently on extension and are being prepared by Arthur Andersen.

SECTION 5.12(d)

        Acceleration of the options in connection with the merger will give rise to non-deductible "excess parachute payments" as such terms is used in
Section 280G of the Code. However, Incat anticipates seeking shareholder approval of any such parachute payments in order to comply with the Small Business Corporation exemption to Section 280G of the Code.

SECTION 5.13(b)

        Incat presently leases approximately 5,600 square feet of office space at 1684 Dell Avenue, Campbell, CA 95008. The lease expires January 15, 1997, and the monthly rent is $7,854. The lessor is South Bay Construction Development III and VII Company.

SECTION 5.14(b)

        Schedule 5.14, included herewith, includes a list of all patents, copyrights and trademarks (whether registered or unregistered) known to Incat, relating to Incat's business and owned or held by Incat, Incat Italy or Fabrizio Caffarelli. All such


                                      5.

intellectual property owned or held by Fabrizio Caffarelli or Incat Italy will be assigned to Incat prior to the consummation of the Merger. Schedule 5.14(b), included herewith, lists any and all licenses or permissions granted by Incat to any third parties with respect to this intellectual property.

SECTION 5.14(c)

        Schedule 5.14(c), included herewith, includes a list of Intellectual property that any third party owns and that Incat uses pursuant to license, sublicense, agreement, or permission.

SECTION 5.16

        Incat's policy is to provide goods on a "just in time" basis and thus, generally does not hold inventory. As customer orders are received, such orders are filled by Incat's local duplicating and assembly vendors and then picked up by Incat and shipped to the customer typically within 1 or 2 business days.

SECTION 5.17(a)

        (1) A 36-month closed end lease with Nissan Motor Acceptance Corporation dated January 7, 1994 for the lease of a 1994 Nissan Pathfinder 4X4 (VIN#JN8HD1740RW204837). The monthly payment is $358.25.

        (2) A 36-month closed end lease with Autocorp dated January 20, 1994 for entered into for the lease of a 1994 Honda Civic
(VIN#2HGEH3397RH504145).  The monthly payment is $298.17.

        (3) A 36-month closed end lease with BMW Financial Services dated June 24, 1994 for the lease of a 1994 BMW 325 ICA (VIN#WBABJ5323RJC78270). The monthly payment is $693.76.

        (4) A 36-month closed end lease with Nissan Motors Acceptance Corporation dated July 25, 1994 for the lease of a 1994 Nissan Altima (VIN#1N4BU31LXRC202653). The monthly payment is $256.91.

SECTION 5.17(b)

        Incat operates under oral agreement with suppliers. The terms of these oral agreements typically include payments on net 30-day terms. The key suppliers of


                                      6.

Incat who operate under such oral agreements include the following: Craftsman Packaging, Inc. (product boxes, inserts and license envelopes); Danex Corporation (assembly and duplication); and, Western Press (labels and stickers).

SECTION 5.17(d)

        The letter if intent between Incat and Jukebox Information Systems, Inc. contemplates Incat receiving a ten percent (10%) equity interest in Jukebox. See Section 5.9(f) of the Disclosure Schedule.

SECTION 5.17(e)

        Business Loan Agreements, Commercial Pledge Agreement, and Promissory Note, each executed on August 10, 1994 by Incat, whereby Citibank provides to Incat a revolving line of credit in the amount of $54,545 at prime plus 2%. This facility is secured by a standby letter of credit in the amount of $60,000 issued by Creditor Commerciale of Milan, Italy. An aggregate principal amount of $50,000 is presently outstanding under this facility. This facility is subject to annual review and has a present expiration date of August 10, 1995.

        Promissory Note dated March 13, 1995 between Incat and Fabrizio Caffarelli in an aggregate principal amount of $64,000. The Promissory Note is payable on demand, and is accruing interest at an applicable federal rate of 7.19% per annum. No repayments of principal have been made to date.

        Deferred royalty income payable to Incat Italy but paid to Incat resulted in long-term indebtedness owing to Incat Italy of an aggregate principal amount of $50,000.

SECTION 5.17(f)

        The following is a list of Confidential and Non-Disclosure Agreements entered into by Incat:

        CD ROM Galleries, Inc. dated February 16 1994
        Colorado Memory Systems (a division of Hewlett Packard) dated
                February 8, 1995
        Dyna Tek Automation Systems, Inc. dated June 23, 1995
        E-Mu Systems, Inc. dated February 16, 1995
        Keystar Systems dated June 24, 1994
        Lion Optics Corporation dated February 13, 1995
        Objects Management Inc. dated August 22, 1994


                                      7.

        Apple Computer, Inc. dated February 10, 1994

        In addition, each employee of Incat has signed the standard Incat Confidentiality and Non-Disclosure Agreement and the Proprietary Information Agreement.

SECTION 5.17(g)

        Promissory Notes referred to in Section 5.17(e) of these Disclosure Schedules.

        Stock option agreements with those option holders listed on Section 5.3(b) of this Disclosure Schedule.

        Intellectual property assignment documentation to be executed by Incat Italy and Fabrizio Caffarelli in favor of Incat to be executed in connection with the consummation of the Merger.

        Long-term indebtedness owing to Incat Italy referred to in Section 5.17(e) of this Disclosure Schedule.

SECTION 5.17(h)

        1994 Stock Option Plan and related agreements. Each of the employees and consultants listed in Section 5.3(b), and the Schedule relating thereto, has entered into an agreement under which incentive stock options or nonstatutory stock options, respectively, have been granted to the holder.

SECTION 5.17(j)

        On November 30, 1993, Incat entered into a consulting agreement with David Powell, Inc. whereby financial consulting services have been provided by Douglas S. Barry. Incat also entered into an oral employment agreement with Whitney G. Lynn whereby Whitney became Executive Vice President of Incat.

        In addition, employees typically sign a letter agreement which details the nature of employment, job description, salary and benefits. All employees are "at will" employees.




                                      8.

SECTION 5.17(m)

        1. License Agreement with Adaptec dated May 5, 1993 and related assignments and amendments.

        2. Letter of Intent dated November 10, 1994 between Incat and Creative Labs, Inc.

        3. Licensing Agreement dated December 15, 1993 between Incat and Fujitsu Limited.

        4. Software License Agreement dated April 21, 1995 between Incat and Hewlett-Packard Company.

        5. Licensing Agreement dated October, 1993 between Incat and Pinnacle Micro, Inc.

SECTION 5.17(n)

        Schedule 5.17(n), included herewith, includes a list of those contracts under which Incat is required to provide technical or other support for its products.

SECTION 5.17(o)

        Incat Check Request Form
        Incat Purchase Order
        Incat Employment Application
        Incat Payroll Action Notice
        Incat Employee Information Sheet
        Incat Termination Certification
        Incat Proprietary Information Agreement
        Incat Licensing Agreement
        Incat Mutual Non-Disclosure Agreement
        Incat Confidentiality and Non-Disclosure Agreement
        Incat Product Purchase Evaluation Agreement
        Form or Distribution Agreement
        Form of Employment Letter




                                      9.

SECTION 5.17(p)

        1.      Adaptec License Agreement dated May 5, 1993.

        2.      Amendment No. 1 to Adaptec License Agreement (dated May 5,
1993) dated June 4, 1993.

        3. Assignment to Adaptec License Agreement (dated May 5, 1993) to Incat dated February 9, 1994.

        4. Amendment No. 2 to Adaptec License Agreement (dated May 5, 1993) dated July 25, 1995.

        5. Amendment No. 3 to Adaptec License Agreement (dated May 5, 1993) dated January 18, 1995.

        6. Amendment No. 4 to Adaptec License Agreement (dated May 5, 1993) dated May 15, 1995.

        7. Letter of Intent dated November 10, 1994 between Incat and Creative Labs, Inc.

        8. Licensing Agreement dated December 15, 1993 between Incat and Fujitsu Limited.

        9. Software License Agreement dated April 21, 1995 between Incat and Hewlett-Packard Company.

        10. Licensing Agreement dated October, 1993 between Incat and Pinnacle Micro, Inc.

        11. Memorandum of Understanding and Agreement dated April 24, 1995 between Incat and CD Cambridge.

        12. Memorandum of Understanding and Agreement dated March 13, 1995 between Incat and Information Management Research, Inc.

        13. Distribution Amendment to the Easy-CD Toolkit License Agreement dated May 15, 1995 between Incat and Macro Computer Products, Inc.

        14. Memorandum of Understanding and Agreement dated February 28, 1995 between Incat and Mindworks Corporation.

        15. Distribution Amendment to the Easy-CD Toolkit License Agreement dated May 8, 1995 between Incat and MVE Limited.

        16. Memorandum of Understanding and Agreement dated May 30, 1995 and Distribution Amendment to the Easy-CD Toolkit dated May 30, 1995 between Incat and Base Ten Systems, Inc.

        17. Memorandum of Understanding and Agreement dated February 28, 1995 between Incat and Metafile Information System, Inc.

SECTION 5.18

        Under its present accounting practices, Incat recognizes bad debt expense only at the time an account is actually written off as uncollectible. No allowance for doubtful accounts is maintained on the books of Incat. Incat's management believes that if an allowance for doubtful accounts were to be established at this time it would be approximately $40,000, which amount shall be deemed accrued for purposes of interpreting the representation set forth in Section 5.18.

SECTION 5.20

        Incat maintains no self-insurance arrangement.

SECTION 5.21

        On May 31, 1995, a civil antitrust complaint filed in U.S. District Court, Northern District of Texas, by Optic Solutions naming Incat as defendant. The complaint was served on Incat on June 6, 1995 and claims discrimination in price and discounts or promotional allowances. On July 25, 1995, Optic Solutions agreed to dismiss this lawsuit with prejudice and to fully and completely release and waive any and all claims against Incat relating to the subject matter of the lawsuit.

        By letter dated June 28, 1995 from Kaman Aerospace Corporation, Incat has been informed of a potential dispute with regard to the use of the trademark "Magic Lantern" by Adaptec, Inc. The letter alleges that "Magic Lantern" is the pre-existing mark of Kaman. First use of the mark "Magic Lantern" by Kaman occurred in 1987.

SECTION 5.22

        Incat operates under several sales terms: Payment on 2/10 or net 30-day terms, COD, credit card sales, and bank wires. Sales to end-users typically involve shrink-wrap license agreements in the form previously provided to Adaptec.

SECTION 5.25

        Incat provides the following benefits to its employees:

        1.  Group Medical Insurance.

            a.  Steve Fertitta
                Fertitta & Associates
                1999 So. Bascom Avenue, Suite 515
                Campbell, CA 95008
                (408) 377-6852

            b.  Insurer: John Alden Life Insurance Company

                c.  Policy Number: #836209
                    Period of Coverage: September 1, 1994 - August 31, 1995
                d.  Scope: See attached summary of benefits.

        2.      Group Dental Insurance.

                a.  Steve Fertitta
                    Fertitta & Associates
                    1999 So. Bascom Avenue, Suite 515
                    Campbell, CA 95008
                    (408) 377-6852

                b.  Insurer: Standard Insurance Company
                    Policyholder: Incat
                    Covered Insured: See attached list of each covered insured
                c.  Policy Number: #517059
                    Period of Coverage: September 1, 1994 - August 31, 1995
                d.  Scope: See attached summary of benefits.

        3.      Group Life Insurance.

                a.  Steve Fertitta
                    Fertitta & Associates
                    1999 So. Bascom Avenue, Suite 515
                    Campbell, CA 95008
                    (408) 377-6852

                b.  Insurer: Standard Insurance Company
                    Policyholder: Incat
                    Covered Insured: See attached list of each covered insured
                c.  Policy Number: #618108
                    Period of Coverage: September 1, 1994 - August 31, 1995
                d.  Scope: See attached summary of benefits.

        In addition, Incat employees are generally eligible to receive stock options during the term of their employment. Stock Options are granted to employer pursuant to the 1994 Stock Option Plan referred to in Section 5.17(h) of this Disclosure Schedule,

SECTION 5.28

        Mr. Caffarelli owns a 20% interest in Incat France.


                                     12.

                                  EXHIBIT 6

                         ADAPTEC DISCLOSURE SCHEDULE



        No exceptions.

                                EXHIBIT 7.8(a)

                            LIST OF KEY EMPLOYEES


Paolo Barettoni

Umberto Bassignani

Fabrizio Caffarelli

Andrea D'Amato

Phat Ho

Teofil Genchev Kolev

Whitney Lynn

Gianluca Macciocca

Guido Maffezzoni

Dierdre Straugham (consultant)

                                EXHIBIT 7.8(b)

                                ADAPTEC, INC.

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT


        THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made as of August __, 1995 by and between Adaptec, Inc., a California corporation (the "Company"), and ________________ ("Employee").

                                  BACKGROUND

        A. The Company, Incat Systems Software USA, Inc., a California corporation ("Incat"), ISS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("ISS") and certain shareholders of Incat have entered into an Agreement and Plan of Reorganization dated as of even date (the "Reorganization Agreement"), which provides for the merger of Incat with and into ISS (the "Merger").

        B.      Employee is presently an employee of Incat.

        C. As a condition to the Merger, the Reorganization Agreement contemplates, among other things, that Employee enter into this Agreement effective upon the Closing of the Merger.

        NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

1.      DUTIES AND SCOPE OF EMPLOYMENT.

        a. Position. The Company shall employ the Employee in the position described in Exhibit A attached hereto. The
                Employee shall devote his full business efforts and time to the Company and its subsidiaries. The Employee shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during his employment. During the term of the Employee's employment with the Company, the Employee shall devote his full time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and the Employee shall use his best efforts to further the business of the Company and its affiliated entities.

        b. Compensation. The Company shall pay the Employee as compensation for his services a base salary at the annualized rate specified in Exhibit A. Such salary shall be paid periodically in accordance with normal Company payroll practices. During the first year of Employee's Initial Employment Term (as such term is defined below) Employee will receive a bonus of ________ percent (_____%) of Employee's base salary, payable in accordance with standard Company policies and procedures, provided that Employee remains in good standing with the Company. During the second year of Employee's Initial Employment Term, Employee shall be eligible to participate in a discretionary bonus plan pursuant to which annual bonuses may be granted based on individual and Company performance. Additionally, Employee shall be granted incentive stock options exercisable for that number of shares of the Company's Common stock specified on Exhibit A.

        c. Employee Benefits. The Employee shall be eligible to participate in certain employee benefit plans maintained by the Company, including the Company's 401(k) plan, medical, dental, life, short-term and long-term disability, accident and other insurance programs, paid vacations, stock purchase plan and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the determination of any committee administering such plan or program.
                Currently, during each year of this Agreement, Employee shall be eligible for (i) 12 days of paid vacation, (ii) 5 days of Christmas holiday shutdown and (iii) 5 days of personal business time.

        d. Term of Employment. The term of Employee's employment shall commence on the date hereof and shall terminate under this Agreement on the second anniversary hereof (the "Initial Employment Term"). This Agreement may be terminated by the Company at any time for good cause. As used herein "cause" shall mean (i) theft, embezzlement or fraud by the Employee or the Employee's involvement in any other scheme or conspiracy pursuant to which the Company has lost assets to the Employee or to others calculated by the Employee to receive such assets,
                (ii) incapacity on the job by reason of the use of alcohol or drugs, (iii) commission of a felony or a crime involving moral turpitude, (iv) gross insubordination, (v) unexplained and continuous absences from work, (vi) substantial breach by the Employee of any of the provisions of this Agreement which is not cured within 30 business days after the Company sends written notice thereof to the Employee specifying the nature of such breach, or (vii) material violation by the Employee of any of the Company's substantive policies and procedures which is not cured within a reasonable period of time given the circumstance of the violation. From and after the Initial Employment Term, Employee's employment with the Company shall constitute "at-will" employment and, as such, shall be terminable at any time, with or without good cause or for any or no cause, at the option of either the Employee or the Company. At such time, nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Employee's right or the Company's right to terminate Employee's employment at any time, with or without case.

        e. Confidentiality. Employee acknowledges and agrees that, as a result of his performance of his duties hereunder, he shall develop, make use of, acquire and have access to confidential and proprietary information of a special and unique nature and value relating to the Company (the "Confidential Information"). Such Confidential Information shall include, without limitation, manuals, reports, computer programs, sales formats, client data bases, compilation of client preferences, client and supplier lists and pricing of the Company's services, whether such materials were developed by the Employee or provided by the Company. Such Confidential Information is the exclusive property of, and is exclusively owned by, the Company. As a material inducement to the Company entering into this Agreement, the Employee covenants and agrees that he shall not, at any time during or for a period of five (5) years after the term of this Agreement, except in the course of performing his duties hereunder or in response to a court order or demand from a governmental agency, directly or indirectly, use, divulge or disclose for any purpose whatsoever any Confidential Information. The Employee agrees to use his best efforts and take all measures necessary to prevent any person from directly or indirectly using, divulging or disclosing any Confidential Information to any other person except to the extent that such Confidential Information may be used, but not further disclosed or divulged, to assist such other persons in advising Employee in the furtherance of Employee's duties hereunder. Confidential Information shall not include (i) information which is in the public domain at the time of the communication thereof by the Company to Employee, (ii) information which enters the public domain through no fault of Employee subsequent to the time of communication thereof by the Company to Employee, or (iii) information which is communicated by the Company to a third party free of any obligation of confidence. Upon termination of employment, Employee shall execute a Termination Statement acceptable to the Company and in form and content substantially similar to that set forth in Exhibit C.

        f. Third Party Information. As an Employee of the Company, its subsidiary or its affiliate, Employee recognizes that such entity has received and in the future shall receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees, during the term of his employment and thereafter, to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out work for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Company.

        g. Return of Documents and Property. Upon termination of employment for any reason, whether as the result of a material breach of a material term hereof, or in accordance with its terms, the Employee shall deliver to the Company any property then in its possession belonging to the Company (or third parties pursuant to confidentiality agreements therewith). For purposes of this Agreement, the Parties hereto do hereby agree that any original or copies of any books, papers, customers lists, files, books of accounts, summaries, notes and other documents and data or the writings, tapes or records, relating to the Company or prepared in connection with the Employee's performance of his duties hereunder, are owned by and are the property of the Company. Any property situated on the Company's premises and owned by the Company, including desks, filing cabinets, or other storage or work area is subject to inspection by Company personnel at any time, with or without notice. In the event of termination of Employee's employment, Employee agrees to sign and deliver the "Termination Statement" attached hereto as Exhibit C.

2.      RETAINING AND ASSIGNING INVENTIONS AND ORIGINAL WORKS.

        a. Inventions and Original Works Retained by Employee. Employee has listed, on Exhibit B, descriptions of any and all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to employment with the Company, which belong to Employee, which relate to the Company's proposed business and products, and which are not assigned to the Company.

        b.      Inventions and Original Works Assigned to the Company.
                Employee agrees promptly to make full written disclosure to the Company, to hold in trust for the sole right and benefit of the Company, and to assign to the Company all right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements, or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is in the employ of the Company. Employee recognizes, however, that assignment to the Company under this provision of any invention is subject to Section 2870 of the California Labor Code which reads as follows:

                        "(a)    Any provision in an employment agreement
                        which provides that an employee shall assign, or offer to assign, any of his or her rights to an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                                (1)     Relate at the time of conception or
                        reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                                (2) Result from any work performed by the employee for the employer.

                        "(b)    to the extent a provision in an employment
                        agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and unenforceable."

                Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works made for hire," as the term is defined in the United States Copyright Act (17 USCA, Section
                101). The provisions of this Agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code. Employee shall advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements, or trade secrets that he believes are exempt from assignment to the Company based upon the application of Section 2870 of the California Labor Code, and shall at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company shall keep in confidence and shall not disclose to third parties without Employee's consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code.

        c. Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by Employee (solely or jointly with others) during the term of employment with the Company. The records shall be in the forms of notes, sketches, drawings, and any other format that may be specified by the Company. The records shall be available to and remain the sole property of the Company at all times.

        d. Inventions Assigned to the United States. Employee agrees to assign to the United States government, all of Employee's right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements, or trade secrets whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

        e. Obtaining Letters Patent, Copyrights, and Mask Work Rights. Employee agrees that the obligation to assist the Company to obtain United States or foreign letters patent, copyrights, or mask work rights covering inventions, works of authorship, and mask works, respectively, assigned hereunder to the Company shall continue beyond the termination of employment, but after such termination the Company shall compensate Employee at a reasonable rate for the time actually spent at the Company's request on such assistance. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent, copyrights, or mask work rights covering inventions or other rights assigned to the Company, as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and on Employee's behalf and stead and to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights, and mask work rights with the same legal force and effect as if executed by

                Employee. Employee hereby waives and quitclaims to the Company any and all claims of any nature whatsoever, which Employee now or may hereafter have for infringement of any patents, copyrights, or mask work rights resulting from any such application assigned hereunder to the Company.

3.      COVENANT NOT TO COMPETE OR SOLICIT.

        a. Non-Competition. Until one year after Employee ceases to be employed by the Company for any or no reason (including a voluntary or involuntary termination), Employee shall not directly or indirectly, without the prior written consent of the Company engage anywhere in the world in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of five percent (5%) or less of any outstanding entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the development, marketing or sale of CD-ROM mastering technology and products, CD-R mastering technology and products, imaging technology and products or network CD technology and products.

        b. No Solicitation. Until three years after Employee ceases to be employed by the Company for any or no reason (including a voluntary or involuntary termination), Employee shall not, directly or indirectly, without the prior written consent of the Company (i) solicit, encourage, hire or take any other action which is intended to induce any employee of the Company to terminate his or her employment with the Company, or (ii) disrupt, damage, impair or interfere in any manner with the contractual or employment relationship between the Company and any employee, customer or supplier of the Company.

        c. Separate Covenants. The covenants contained in Sections 3(a) and 3(b) above shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where any business is presently carried on by the Company. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in Sections 3(a) and 3(b). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenant (or portions thereof) to be enforced. In the event that the provisions of this
                Section 3 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

        d. Acknowledgment. Employment acknowledges that his services are needed by virtue of the Acquisition, and that Employee's covenant not to compete or solicit contained in this Section 3 is given in the conjunction with such Acquisition and is intended to protect the value of the business acquired by the Company in the Acquisition.

        e.      Injunctive Relief.  Employee acknowledges that breach of this
                Section 3 would cause irreparable injury to the Company and agrees that in the event of such breach, the Company shall be entitled to seek injunction relief without the necessity of proving actual damages.

4.      ARBITRATION.

        a. Consent. Except as provided in Section 3(e) above, all disputes or controversies (whether of law or fact) of any nature whatsoever arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by arbitration by the American Arbitration Association (the "Association") in accordance with the rules and regulations of the Association.

        b. Timing and Expense. The Parties shall, within 30 days of the date of demand by either party for arbitration, mutually select one independent, qualified arbitrator. Each party reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization. In the event objection is made, the American Arbitration Association shall resolve any dispute regarding the proprietary of an individual arbitrator acting in that capacity. The Parties shall each bear one-half of the expenses of the arbitrator. Hearings in the proceeding shall commence within 120 days of the selection of the arbitrator.

        c. Procedure. Arbitration shall take place in the County of Santa Clara, California. At the request of either party, arbitration proceedings shall be conducted confidentially; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for the inspection only by the Association, the Parties and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence. The arbitrator shall be able to decree any and all relief of an equitable and legal nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof.

        d. Notice. Reasonable notice of the time and place of arbitration shall be given to all persons, other than the Parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

5.      MISCELLANEOUS.

        a. Severability. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

        b. No Assignment. Employee shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the Company. This Agreement shall be binding upon Employee's heirs, executors, administrators, and other legal representatives and shall be for the benefit of the Company, its successors and its assigns.

        c. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid.

        d. Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties and supersedes all prior discussions, agreements and understandings relating to the subject matter of this Agreement. Any subsequent change or changes in Employee's duties, salary, or compensation shall not affect the validity or scope of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company and by Employee.

        e. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

        f. Governing Law. This Agreement shall be governed by the laws of the State of California.

        g. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

        h. Survival. Sections 1(e), 1(f), 1(g), 2, 3, 4 and the relevant subsections of this Section 5 shall survive the termination of Employee's employment, and all Sections of this Agreement shall survive the assignment of this Agreement by the Company to any successor in interest or other assignee.

        i. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that performance of all of the terms of this Agreement shall not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment by the Company. Employee has not entered into, and agrees not to enter into, any oral or written agreement in conflict herewith.

        j. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


ADAPTEC, INC.                          EMPLOYEE


-------------------------------        -------------------------------

                                       -----------------

                                  EXHIBIT A


Title of Position: ____________________

Duties: ____________________

Salary (annualized): $____________________

Starting Grade: __________

Proposed Incentive Stock Option Grant: ____________________

                                  EXHIBIT B

                              LIST OF INVENTIONS


Pursuant to Section 2(a) of this Agreement, below is a list of Employee's prior inventions and original works of authorship.


        TITLE              DATE                 BRIEF DESCRIPTION
---------------------    --------     ------------------------------------




In the event, as a result of my work for the Company, the Company would infringe any intellectual property right of mine listed, the Company shall automatically have a royalty free, nonexclusive license throughout the work including the right to grant and sublicense to the extent necessary to permit the Company to use and to enjoy all the resulting product of such work of mine to the fullest extent, unless, prior to initiating any such work, I obtain the waiver, in writing, of the Company, by an officer of the Company waiving the Company's license in such instance.

IF NO PRIOR INVENTIONS OR WORKS OR AUTHORSHIP ARE LISTED IN THIS EXHIBIT B, I HEREBY AFFIRM THAT THERE ARE NO SUCH INVENTIONS OR ORIGINAL WORKS OF AUTHORSHIP.


-----------------------------------       -----------------------------------
Signature of Employee                     Name of Employee (typed or printed)

Dated:
      -----------------------------

ACCEPTED AND AGREED:

By:                                       Title:
   --------------------------------             -----------------------------

Dated:
      -----------------------------

                                  EXHIBIT C

                            TERMINATION STATEMENT
                      Technical and Management Personnel


Employee: __________________________     Termination Date: _____________________

During the course of my employment by ADAPTEC, INC., I acknowledge that I have acquired knowledge or had access to trade secrets and proprietary information of ADAPTEC, INC. and the trade secrets and proprietary information of other third parties pursuant to agreements by and between ADAPTEC, INC. and said third parties, including but not limited to, the information checked below.

        1.      Financial and pricing information.
        2. ADAPTEC, INC. business, research, and new product plans and strategies.
        3.      Patent applications and patent disclosures.
        4. Yields designs, efficiencies, and capacities of production methods, facilities, and systems.
        5.      Customer and vender lists, contacts, habits, and plans.
        6.      Marketing information.
        7.      Process and manufacturing information.
        8.      Agreements with customers, vendors, and other companies.
        9.      Plastic overlays of circuits, circuit boards, and test chips.
        10. Product and process specifications, procedures and test reports.
        11. Personnel lists and information regarding skills of various personnel.
        12.     Other: ________________________________________________________

For the items marked above, the reverse side details any additional specific trade secrets and proprietary information to which I may have had access during my employment.

I further acknowledge that I have been advised, during the termination interview, as to my obligations to ADAPTEC, INC. concerning trade secrets and proprietary information to which I may have had access during by employment, and of my continuing obligation to ADAPTEC, INC. to keep confidential all trade secrets and proprietary information to which I may have had access during by employment. I further acknowledge that I have returned all copies of technical papers, specifications, customer lists, and other ADAPTEC, INC. proprietary information, including controlled design notebooks.

I have also been advised that I am free to use information in the public domain and my own skill, knowledge, know-how, and experience to whatever extent and in whatever way I wish so long as such uses does not involve any such trade secrets and proprietary information. In addition, I acknowledge that I have no reports, drawings, documents, process specifications, masks, or other written material or copies thereof or physical property of ADAPTEC, INC. in my possession or custody in any location whatsoever.

Date: _________________________       Employee: ________________________________

The foregoing Termination Statement has been reviewed and discussed with the terminating employee.

Date: _________________________       Manager: _________________________________

Date: _________________________       Human Resources: _________________________

                                EXHIBIT 9.1(b)


                                                     Draft
                                                     July 11, 1995

INCAT COMMENTS

                                                     Translation

                  AGREEMENT FOR THE SALE OF PART OF BUSINESS

                                   Between

-       _____________________, with registered office at ___________________,
        ______________, registered at the Register of Companies at the Court of Milan at No. ______________, C.F. and VAT ________________________
        (the "Company"), represented by its Sole Director and legal representative Mrs. ________________________; having all necessary powers pursuant to its By-Laws (hereinafter the "Seller")

                                                          - on one side -

                                     and

-       _____________________, with registered office at _____________________
        ______________, registered at the Register of Companies at the Court of Milan at No. ______________, C.F. and VAT _________________________
        represented by its Managing Director and legal representative
        Mr. ________________________; having all necessary powers pursuant to the resolutions of the Board of Directors held on ____________________ (hereinafter the "Purchaser")

                                                          - on the other side -

                                   WHEREAS

- Seller owns a part of a business which reproduces and sells computer programs; and

-       Purchaser desires to acquire the Sellers' business above mentioned,

Now, therefore, it is agreed as follows:

                                                                   Draft
                                                                   July 21, 1995


1.      DEFINITIONS
        In this Agreement and its Exhibits, the words and expressions which follow will have the following meanings:

        A. Business: that part of the business of the Company consisting of assets, agreements, receivables, payables recorded in its assets, know-how, employees, inventory and licenses as more fully described in the exhibits hereto on a going concern basis; provided, however, that the Business shall not be deemed to include any intellectual property rights held by the Seller;

        B.      Assets: those assets listed in Exhibit "A";

        C. Agreements: the on-going contracts of Seller which relate to the Business, listed in Exhibit "B";

        D. Receivables: those receivables due to Seller which relate to the Business as of ___________, 1995, listed in exhibit "C";

        E. Recorded Payables ["Liabilities"? See Sections 4.4 & 4.5]: those obligations of the Seller which relate to the Business as of ____________, 1995 which are duly recorded in the accounts of the Seller, listed in Exhibit "D";

        F.      Employees: the employees of the Seller listed in Exhibit "E";

        G. Inventory: the finished products (magnetic supports containing computer programs), packaging, components, advertising and marketing materials as at ______________, 1995, listed in Exhibit "F";

        H. Know-How: the know-how used in the Business relating to the reproduction of computer programs sold by it;

                                                           Draft
                                                           July 21, 1995


                I. Accounting Principles: the accounting principles prepared by the Commission of the National Board of Accountants and Bookkeepers ("Commercialisti e Ragionieri") or, in absence thereof, the principles adopted by the International Accounting Standards Committee;

                J. Financial Statement: the Financial Statement of the Seller as at June 30, 1995, enclosed as Exhibit "G".

2.      SALE OF PART OF BUSINESS
        The Seller hereby sells the Business to the Purchaser on the terms and conditions herein set forth.

3.      PRICE AND PAYMENT
        The price for the purchase and sale has been agreed to be Lit. ____________, paid simultaneously with the execution hereof. [Text deleted]

4.      REPRESENTATIONS AND WARRANTIES
        The Seller represents and warrants to the Purchaser as follows:

4.1     ASSETS
        The Assets are in good condition and operate satisfactorily for the purpose to which they are used in the Business.

4.2     AGREEMENTS

                                                                Draft
                                                                July 21, 1995

        The Agreements are in full force and effect and have been duly performed by the Seller to and including ___________, 1995.

4.3     RECEIVABLES
        Receivables (less a reasonable allowance for doubtful accounts based upon the past history and practices of the Seller) will be paid within sixty (60) days of their respective due dates.

4.4     EMPLOYEES
        There are no Employees of the Business except for those listed in Exhibit "E".
        The level of employment and retribution for each employee is in accordance with the duties actually performed and are in accordance with the provisions of the applicable national collective labor agreement. The Seller has duly performed all its obligations to the Employees for salary, social contributions, withholdings and other obligations relating to their employment. The reserve for their severance pay ("TER") and accruals are covered in the Recorded Liabilities.

4.5     RECORDED LIABILITIES
        As at ____________, 1995 there are no liabilities of the Business of any nature except for the Recorded Liabilities.

4.6     INVENTORY
        The items contained in the Inventory are in good condition, saleable or useable for the use intended in the Business.

4.7     AGENTS AND EXECUTIVE EMPLOYEES ("Dirigenti")

        The Seller is and shall remain solely responsible for any liability which may arise for indemnities which may be due to agents and dirigenti who may terminate their relationships in accordance with Art. 2558 Civil Code and the provisions of the applicable collective labor

                                                             Draft
                                                             July 21, 1995


        agreements.

4.8     TAX AND SOCIAL SECURITY COMPLIANCE
        The company has duly performed all its obligations of a tax and Social Security nature.
        The company has not received assessments for taxes due nor are there pending before any judicial or administrative authority actions or proceedings relating to its tax or social security obligations.

4.9     FINANCIAL STATEMENT
        The Financial Statement correctly reflects the status of the company as at June 30, 1995 and was prepared in accordance with the Accounting Principles.
        All assets and liabilities are correctly listed and there are no other liabilities.
        The reserves and accruals listed in the Financial Statement are adequate, based on criteria of diligent prudence.

4.10    From June 30, 1995 to and including _________________, 1995:

        (i) the Business has been conducted in the ordinary course with the diligence of a good administrator;

        (ii)    as regards the Business, there have not been:
                -       any significant change in its financial condition;
                - any events which could substantially modify the basic conditions for the acquisition by the Purchaser or which would render the representations and warranties incorrect or no longer reflecting the truth except for the transfer of ______________________________________.

                                                         Draft
                                                         July 21, 1995


6.      COLLABORATION

6.1 The parties undertake to actively cooperate with each other and to take all action which may be required in order to assure the full entry of the Purchaser in all the rights and relationships which form part of the Business sold. The Purchaser and the Seller shall jointly and promptly bring to the attention of customers, suppliers and all others having conducted business with the Seller for products of the nature sold hereunder, of the transfer and purchase of the Business. The form, content and timing of the communications will be agreed to in advance by the parties.

6.2 In particular, as regards relationships with third parties, the Seller and Purchaser undertake to give timely notice to ___________ but not after _____________, 1995 of the termination and grant, respectively of _____________. All costs and obligations from and after _____________ shall be for the account of _________________.

6.3 No press releases shall be issued without the prior written consent of the other party. It is the intent of the parties that all details of the agreements contemplated hereby, including the purchase price, shall remain confidential.

7.      GENERAL PROVISIONS

7.1 No modification of this agreement shall be valid unless it shall be in writing, signed by the party to be charged.

7.2 All notices provided for or permitted by this agreement shall be in writing and shall be considered duly given upon receipt when sent by registered mail, telegram or fax addressed as follows:

        To Seller:

        ------------

        ------------

        ------------

        To Purchaser:

        ------------

        ------------

        ------------

or to such other address or fax number as each party may, by notice in accordance with the above provisions, hereafter send to the other.

7.3 All costs and expenses (including tax stamps, registration tax (principal and supplemental and notarial fees) relating to the execution of this agreement shall be for the account of the Purchaser.

7.4 The civil and tax effects of this sale shall be from and after _____________, 1995.


        __________________________         ___________________________

                                EXHIBIT 9.1(j)

                OPINION OF COUNSEL FOR INCAT AND SHAREHOLDERS


                             ___________ __, 1995



Adaptec, Inc.
691 S. Milpitas Blvd.
Milpitas, California 95035

Gentlemen:

        We have acted as special counsel to Incat Systems Software USA, Inc., a California corporation ("Incat"), and, for the exclusive limited purpose of rendering the opinions set forth herein, the shareholders of Incat in connection with the negotiation, preparation and execution of the Agreement and Plan of Reorganization dated ___________, 1995 (the "Reorganization
Agreement") by and among Adaptec, Inc., a California corporation ("Adaptec"), ISS Acquisition Corp., a California corporation, Incat and those shareholders of Incat listed on the signature pages thereto. This opinion is being delivered to you pursuant to Section 9.1(j) of the Reorganization Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

        . . .

        Based upon the foregoing, and except as otherwise disclosed in the Incat Disclosure Schedule, as the same may have been amended or supplemented prior to Closing, we are of the opinion that:

        1. Incat is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to carry on its business as presently conducted and to carry out the transactions contemplated by the Reorganization Agreement. Incat is duly qualified and authorized to do business only in the State of California, which, to our knowledge, is the only state in which the present business operations of Incat would require it to be so qualified and authorized.

        2. To our knowledge, Incat has no subsidiaries or affiliated entities (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) and does not directly or indirectly own or control any entity interest in any corporation, partnership, limited liability company or other entity, nor is Incat a member of or participant in any joint venture or similar entity or arrangement.

Adaptec, Inc.                                                         , 1995
                                                                      Page 2

        3. Incat has full corporate power and authority to execute and deliver the Reorganization Agreement and to consummate the transactions contemplated thereunder and to perform its obligations thereunder, and no other proceedings on the part of Incat are necessary to authorize the execution, delivery and performance of the Reorganization Agreement. The Reorganization Agreement has been duly executed and delivered by Incat and the Majority Shareholders and constitutes the valid and binding obligation of Incat and the Majority Shareholders, enforceable against Incat and the Majority Shareholders in accordance with its terms. The affirmative vote of a majority of the shares of Incat Common Stock outstanding on the record date set for the vote or written consent of the shareholders of Incat, which vote has been obtained, is the only vote of the holders of any Incat capital stock necessary under the California General Corporation Law to approve the Reorganization Agreement and the transactions contemplated thereby.

        4. The Shareholders Agreement has been duly and validly executed and delivered by the shareholders of Incat and constitutes a valid and legally binding obligation of such shareholders, enforceable against such shareholders in accordance with its terms.

        5. The execution, delivery and performance by Incat of the Reorganization Agreement and compliance with the provisions therein and the consummation of the transactions contemplated thereby will not conflict with, result in a breach of the terms of, constitute a default under or violation of, give rise to or accelerate an obligation or a loss of benefit under, give rise to any right of termination or result in the creation of any lien, charge or encumbrance pursuant to (i) any provision of the Articles of Incorporation or Bylaws of Incat, (ii) to our knowledge, any order, judgment or decree to which Incat is a party or by which Incat or any of its properties or assets is bound or to which any of its assets is subject, (iii) to our knowledge, any law or regulation of any governmental authority, foreign or domestic, (iv) any provision of any written executed agreement, contract, license, lease, permit or mortgage described in the Incat Disclosure Schedule to which Incat is a party or by which Incat or any of its properties or assets is bound or to which any of its assets is subject. No consent, authorization or approval of any person not a party to the Reorganization Agreement, and no consent, authorization, approval or declaration of any governmental authority, is required to be obtained on the part of Incat other than the filing of the Certificate of Merger with the Offices of the Secretary of State of the States of Delaware and California to permit the consummation of the Merger.

        6. Upon the filing of the Certificate of Merger, in appropriate form, with the Offices of the Secretary of State of the States of Delaware and California, the Merger will have become effective.

Adaptec, Inc.                                                           , 1995
                                                                        Page 3

        7. The authorized capital stock of Incat consists of 40,000,000 shares of Common Stock, without par value (10,000,000) of which are issued and outstanding, and 20,000,000 shares of Preferred Stock, without par value, none of which are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. To our knowledge, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued capital stock of Incat. The holders of record of the presently issued and outstanding shares of Incat Common Stock are as set forth under Section 5.3(a) of the Incat Disclosure Schedule, as the same shall have been amended and supplemented prior to Closing. To our knowledge, Incat has no commitment or obligation, either firm or conditional, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, any shares of the capital stock or other securities of Incat. To our knowledge, there are no voting trusts or other agreements or understanding with respect to the shares of capital stock of Incat.

        8. To our knowledge, there is no action, suit, proceeding, investigation, order or judgment pending or threatened against Incat or its assets or business, which questions the validity of the Reorganization Agreement or the enforceability of any action taken or to be taken pursuant to or in connection with the provisions of the Reorganization Agreement.



                                       Very truly yours,


                                       Brobeck, Phleger & Harrison

                                EXHIBIT 9.1(o)

                              RELEASE AGREEMENT

        The undersigned, pursuant to Section 9.1(o) of the Agreement and Plan of Reorganization dated as of _______________, 1995 (the "Reorganization Agreement"), by and among Adaptec, Inc., a California corporation ("Adaptec"), Incat Systems Software USA, Inc., a California corporation ("Incat"), ISS Acquisition Corp., a California corporation ("Subsidiary") and certain Shareholders of Incat ("Shareholders"), which Reorganization Agreement provides for the merger of Incat with and into Subsidiary (Subsidiary after the merger is sometimes referred to herein as the "Surviving Corporation") DOES HEREBY RELEASE, DISCHARGE AND ACQUIT FOREVER Incat, Subsidiary and the Surviving Corporation, and each of their successors and assigns, from any and all demands, claims or other liabilities (or potential demands, claims or liabilities) of every kind and character whatsoever, arising in connection with any matter whatsoever occurring on or prior to the date of this release, whether known or unknown, suspected or unsuspected (collectively, the "Subject Claims"). The undersigned acknowledges that such party has considered the possibility that such party may not fully know the number of magnitude of all the Subject Claims or other claims which such party has or may have against Incat, Subsidiary and/or the Surviving Corporation or their successors and assigns, but nevertheless, intends to assume the risk that such party is releasing such unknown claims and agrees that this Agreement is a full and final release of any and all Subject Claims and any other claims, and expressly waives the benefits of Section 1542 of the California Civil Code which provides that:

        "A general release does not extend the release to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        The undersigned understands and acknowledges the significance and consequences of such specific waiver of Section 1542, and hereby assumes full responsibilities for any injuries, damages or losses that each may incur as a result of such waiver.

        This release is given for good and valuable consideration received by the undersigned and to induce Incat, Subsidiary to consummate the transactions described in the Reorganization Agreement. This release shall remain in full force and effect without regard to the expiration provisions under the Reorganization Agreement. Notwithstanding the generality of the foregoing, the release granted hereby shall have no effect on claims arising direct out of the Reorganization Agreement or upon transactions subsequent to the date hereof.

        EXECUTED this ___ day of _____________, 1995.



                                       ---------------------------------
                                       (Signature)


                                       ---------------------------------
                                       (Print Name)

                                EXHIBIT 9.2(h)

                OPINION OF COUNSEL FOR ADAPTEC AND SUBSIDIARY


                          ____________________, 1995


Incat Systems Software USA, Inc.
1684 Dell Avenue
Campbell, CA 95008

Gentlemen:

        We have acted as legal counsel to Adaptec, Inc., a California corporation ("Adaptec") and ISS Acquisition Corp., a Delaware corporation, and wholly-owned subsidiary of Adaptec ("Subsidiary"), in connection with the negotiation, preparation and execution of the Agreement and Plan of Reorganization dated ____________, 1995 by and among Adaptec, Subsidiary, Incat Systems Software, USA Inc., a California Corporation ("Incat"), and certain Shareholders of Incat (the "Shareholders") (the "Reorganization Agreement"). This opinion is delivered to you pursuant to Section 9.1(h) of the Reorganization Agreement. Capitalized terms used herein shall have the meanings defined either in the Reorganization Agreement or elsewhere in this opinion.

        In connection with this opinion, we have examined:

        i)      executed copies of the Reorganization Agreement;

        ii) the Articles of Incorporation, as certified by the Secretary of State of the State of California, and Bylaws of Adaptec;

        iii) the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware, and Bylaws of Subsidiary;

        iv) records of proceedings and written consents of the Board of Directors and shareholders of Adaptec and Subsidiary;

        v) certificates of officers of Adaptec and Subsidiary as to certain factual matters; and

        vi) certificates of public officials as to the good standing of Adaptec and Subsidiary in the States of California and Delaware.

                , 1995
Page 2

        In connection with our examination of the documents set forth above, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery of Adaptec and Subsidiary) where due execution and delivery are a prerequisite to the effectiveness thereof.

        As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by Adaptec and Subsidiary, and after inquiries of officers of Adaptec and Subsidiary, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge solely of the present attorneys of this firm who have worked on matters for Adaptec and Subsidiary in connection with the agreements and the merger. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have relied only upon our examination of the documents set forth above, and we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Adaptec and Subsidiary or the rendering of the opinions set forth below. In rendering the opinion set forth in paragraph 11 below, we have not made any independent investigation of court records to determine whether any actions have been filed.

        The opinions hereinafter expressed are subject to the following, as to which we express no opinion:

        (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affection the rights of creditors;

        (b) The effect of rules of law governing specific performance, injunctive relief and other equitable remedies;

        (c) The effect of applicable antifraud statutes, rules and regulations under state federal laws concerning the issuance of securities;

        (d) The application of the laws of any state or jurisdiction other than the laws California and the United States of America and the Delaware General Corporation Law; and

        (e) The unavailability of certain remedies upon non-material violations or breaches of the Reorganization Agreement.

____________ __, 1995
Page 3

        Based upon and subject to the foregoing we are of the opinion that:

        1. Adaptec and Subsidiary are duly organized, validly existing and in good standing under the laws of jurisdiction of their incorporation.
Adaptec and Subsidiary have all requisite corporate power and authority to own their properties and assets and carry on their businesses as now conducted and are duly qualified and authorized to do business in the State of California.

        2. The authorized capital stock of Adaptec and Subsidiary are as set forth in Section 6.2(a) of the Reorganization Agreement.

        3. All of the outstanding shares of Common Stock of Adaptec and Subsidiary have been duly authorized and validly issued.

        4. All of the shares of Adaptec Common Stock to be issued pursuant to the Reorganization Agreement, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable, and, to our knowledge, free and clear of all liens and encumbrances, except for restrictions on transfer under state and federal securities laws, the restrictions imposed by Section 4 of the Reorganization Agreement, the Shareholders Agreement and liens or encumbrances which may be created by or imposed upon the holders of the shares.

        5. Adaptec and Subsidiary have the requisite corporate power and authority to execute and deliver the Reorganization Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement and consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Adaptec and Subsidiary and by the holders holding a majority of the shares of outstanding Common Stock of Subsidiary, and no other corporate proceedings on the part of Adaptec or Subsidiary are necessary to authorize and approve the Reorganization Agreement and the transactions contemplated thereby.

        6. The Reorganization Agreement has been duly and validly executed and delivered by Adaptec and Subsidiary and constitutes valid and legally binding obligation of Adaptec and Subsidiary against them in accordance with its terms.

        7. The Shareholders Agreement has been duly and validly executed and delivered by Adaptec and constitutes a valid and legally binding obligation of Adaptec enforceable against Adaptec in accordance with its terms.

        8. To our knowledge, the execution, delivery and performance by Adaptec and Subsidiary of their respective obligations set forth in the Reorganization Agreement and by Subsidiary of its obligations set forth in Agreement of Merger does not (a) conflict with, or result

____________ __, 1995
Page 4

in any violation by Adaptec or Subsidiary of their respective Articles of Incorporation or Bylaws or (b) violate any statute, law, ordinance, regulation or other requirement applicable to Adaptec or Subsidiary where such violation would have a material adverse effect on the business of Adaptec and its subsidiaries, taken as a whole, or (c) result in any breach of, or default under, any agreement or other instrument to which Adaptec or Subsidiary is a party where such breach or default would have a material adverse effect on the business of Adaptec and its subsidiaries, taken as a whole. To our knowledge, no consent, authorization or approval of any person not a party to the Reorganization Agreement and no consent, authorization, approval or declaration or any governmental authority, is required to be obtained on the part of Adaptec or Subsidiary, other than the filing of the Certificate of Merger with the Offices of the Secretary of State of the States of Delaware and California, to permit the consummation of the Merger.

        9. To our knowledge, there is no action, suit, proceeding or governmental investigation pending or threatened against Adaptec or Subsidiary which would have a material adverse effect on the business of Adaptec and its subsidiaries, taken as a whole, except as disclosed on the Adaptec Disclosure Schedule to the Reorganization Agreement, as updated at the Closing.

        This opinion is intended solely for your use in connection with the Reorganization Agreement and is not to be made available to or relied upon by other persons or entities without our prior written consent.


                                              Very truly yours,

                                              WILSON SONSINI GOODRICH & ROSATI
                                              Professional Corporation